Exhibit 4.1

Execution Version

IRON MOUNTAIN INCORPORATED

AND EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO

4.875% SENIOR NOTES DUE 2029

SENIOR INDENTURE

Dated as of September 9, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION

AS TRUSTEE

i

Senior Indenture dated as of September 9, 2019, among Iron Mountain Incorporated, a Delaware corporation (the “Company”), the guarantors party hereto and Wells Fargo Bank, National Association, a national banking association, as Trustee (“Trustee”).

Each party agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes issued under this Indenture.

Article I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1           Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1)          Indebtedness of any other Person, existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

(2)          Indebtedness encumbering any asset acquired by such specified Person.

“Adjusted EBITDA” means, as of any date of determination and without duplication, EBITDA of the Company and the Restricted Subsidiaries for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at such date of determination on a Pro Forma Basis.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agents” means each paying agent, registrar or transfer agent and “Agent” means any one of them.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository that apply to such transfer or exchange.

“Board of Directors” means the Board of Directors, managers, trustees or comparable governing body of a Person or any duly authorized committee thereof.

“Book-Entry Interest” means a beneficial interest in a Global Note held through and shown on, and transferred only through, records maintained in book-entry form by a Depository.

“Business Day” means any day except a Saturday, Sunday or a legal holiday in the City of New York or at another place of payment where a legal holiday shall be any day on which banking institutions are authorized or required by law, regulation or executive order to close.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to limited liability companies or partnerships, limited liability company interests or partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such limited liability company or partnership.

“Cash Equivalents” means:

(1)          securities with maturities of one year or less from the date of acquisition, issued, fully guaranteed or insured by the government of a Participating Member State, the United Kingdom or the U.S. (or any agency thereof), as applicable, having a rating of Baa3 or better by Moody’s or BBB— or better by S&P (in each case, with a stable or better outlook), or carrying an equivalent rating by an internationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;

(2)          certificates of deposit, time deposits, overnight bank deposits, bankers’ acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition;

(3)          commercial paper of an issuer rated at least A-2 by S&P, or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition;

(4)          money market accounts or funds with or issued by Qualified Issuers;

(5)          Investments in money market funds substantially all of the assets of which are comprised of securities and other obligations of the types described in clauses (1) through (3) above or (6) below; and

(6)          any U.S. Dollar denominated demand deposits with a Qualified Issuer, and, with respect to any Foreign Subsidiary, any non-U.S. Dollar denominated demand deposits with a Qualified Issuer.

“Change of Control” means the occurrence of any of the following events:

(1)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the voting power of the Voting Stock of the Company;

(2)          the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of consolidation, merger or amalgamation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); and

(3)          the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 5.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“Company Order” means a written order signed in the name of the Company by an Officer.

“Consolidated Adjusted Net Income” means, for any period, the net income (or net loss) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (without duplication):

(1)          any extraordinary, exceptional, unusual, infrequently occurring or nonrecurring gain, loss, charge or expense; restructuring costs, charges, accruals or reserves (whether or not classified as such under GAAP); costs and expenses incurred in connection with any Specified Transaction/Initiative (including, without limitation, any integration costs and any charge, expense, cost, accrual or reserve of any kind associated with acquisition-related litigation and settlements thereof); start-up or initial costs for any project or new division or new line of business; costs associated with the closure or exiting of any division or line of business; severance costs and expenses, one-time compensation charges, signing, retention and completion bonuses and recruiting costs; costs relating to facility or property disruptions, casualties, natural disasters or shutdowns; costs relating to the integration, consolidation, pre-opening, opening, closing and conversion of facilities; costs and expenses incurred in connection with non-ordinary course product and intellectual property development; any costs associated with new systems design or improvements to IT or accounting functions to protect against cyberattacks; any charge, expense, cost, accrual or reserve associated with any cyberattack (including any related litigation and settlements thereof); curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities); professional, legal, accounting, consulting and other service fees incurred in connection with any of the foregoing;

(2)          any net gains or losses associated with (i) the disposal/write-down of property, plant and equipment (including real estate), (ii) foreign currency transactions, and (iii) the sale, disposal or abandonment of business operations (including sales of discontinued operations);

(3)          the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash by such Person during such period;

(4)          the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a “pooling of interests” basis attributable to any period prior to the date of combination;

(5)          income (or loss) attributable to discontinued operations;

(6)          any net gains or losses attributable to (i) the extinguishment, write-off or forgiveness of Indebtedness, or (ii) the settlement or termination of Hedging Obligations or other derivative instruments (including, in the case of clause (i) and clause (ii), all deferred financing costs written off and premiums paid or other expenses incurred directly in connection therewith);

(7)          any net unrealized gains or losses resulting from the mark-to-market movement in the valuation of (i) Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements, or (ii) other financial instruments and the application of Accounting Standards Codification Topic 825 and related pronouncements;

(8)          any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(9)          any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary;

(10)        any purchase accounting effects, including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries), as a result of any acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(11)        the cumulative effect of a change in accounting principles;

(12)        any goodwill or other intangible asset impairment charge or write-off; and

(13)        any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity-based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the re-valuation of any benefit plan obligation and (ii) income (or loss) attributable to deferred compensation plans or trusts.

“Consolidated Income Tax Expense” means, for any period, the provision for U.S. federal, state, local and foreign income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, without duplication, the sum of:

(1)          the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” (or any like caption) on a consolidated statement of operations of the Company and the Restricted Subsidiaries for such period, including, without limitation:

(i)                 amortization of debt discount;

(ii)                the net cost of interest rate contracts (including amortization of discounts);

(iii)               the interest portion of any deferred payment obligation;

(iv)               amortization of debt issuance costs; and

(v)                the interest component of Capital Lease Obligations of the Company and the Restricted Subsidiaries; plus

(2)          all interest on any Indebtedness of any other Person Guaranteed and paid by the Company or any Restricted Subsidiary.

“Consolidated Non-Cash Charges” means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries (including without limitation any minority interest) reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge to the extent that it requires an accrual of or reserve for cash charges for any future period).

“Consolidated Total Assets” of the Company as of any date means the total assets of the Company and the Restricted Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of the Company and the Restricted Subsidiaries is available, all calculated on a consolidated basis in accordance with GAAP.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office” means a principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 150 East 42nd Street, 40th Floor, New York, New York  10017, Attention:  Corporate Trust Services Administrator — Iron Mountain Incorporated, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means that certain Credit Agreement, dated as of June 27, 2011, as amended and restated as of July 2, 2015, as further amended and restated as of August 21, 2017, and as further amended pursuant to the First Amendment, dated as of December 12, 2017, a Second Amendment dated as of March 22, 2018, as modified by an Incremental Term Loan Activation Notice dated as of March 22, 2018, and as amended by a Third Amendment and Refinancing Facility Agreement dated as of June 4, 2018, among the Company, Iron Mountain Information Management, LLC and certain other Subsidiaries of the Company, as borrowers, and the lenders and agents party thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as further amended, restated, supplemented, modified, renewed, refunded, increased, extended, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders, accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Definitive Note” means any Note registered in the Register, substantially in the form attached as Exhibit B hereto.

“Depository” means, initially, DTC, and its respective nominees and successors.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale, disposition, redemption or payment of, on or with respect to such Designated Non-Cash Consideration.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, for cash or other property (other than Capital Stock that is not Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the stated maturity of the Notes.

“EBITDA” means for any period Consolidated Adjusted Net Income for such period increased (or, to the extent provided in clause (8), reduced) by (without duplication):

(1)         Consolidated Interest Expense for such period, to the extent deducted (and not added back) in calculating Consolidated Adjusted Net Income for such period; plus

(2)         Consolidated Income Tax Expense for such period, to the extent deducted (and not added back) in calculating Consolidated Adjusted Net Income for such period; plus

(3)         Consolidated Non-Cash Charges for such period, to the extent deducted (and not added back) in calculating Consolidated Adjusted Net Income for such period; plus

(4)         any cost, charge, fee or expense (including discounts and commissions and including fees and charges incurred in respect of letters of credit or bankers’ acceptance financings) (or any amortization of any of the foregoing) associated with any issuance (or proposed issuance) of Indebtedness, or equity or any refinancing transaction (or proposed refinancing transaction) or any amendment or other modification of any Indebtedness instrument, in each case, to the extent deducted (and not added back) in calculating Consolidated Adjusted Net Income for such period; plus

(5)         the amount of any restructuring costs, charges, accruals, expenses or reserves (including those relating to severance, relocation costs, and one-time compensation charges), integration and conversion costs, costs incurred in connection with any nonrecurring strategic initiatives or other Specified Transaction/Initiatives, other business optimization expenses (including incentive costs and expenses relating to business optimization programs and signing, retention and completion bonuses) (other than to the extent such items represent the reversal of any accrual or reserve added back in a prior period), in each case, to the extent deducted (and not added back) in calculating Consolidated Adjusted Net Income for such period; plus

(6)         any unusual or nonrecurring costs, charges, accruals, reserves or items of loss or expense (including, without limitation, losses on asset sales (other than asset sales in the ordinary course of business)) (other than to the extent such items represent the reversal of any accrual or reserve added back in a prior period), in each case, to the extent deducted (and not added back) in calculating Consolidated Adjusted Net Income for such period; plus

(7)         any charges, fees and expenses (or any amortization thereof) (including, without limitation, all legal, accounting, advisory or other transaction-related fees, charges, costs and expenses and any bonuses or success fee payments) related to any acquisition, Investment or disposition (or any such proposed acquisition, Investment or disposition) (including amortization or write-offs of debt issuance or deferred financing costs, premiums and prepayment penalties), in each case, whether or not successful, in each case, to the extent deducted (and not added back) in calculating Consolidated Adjusted Net Income for such period; plus

(8)         (i) realized foreign exchange losses (and minus any realized foreign exchange gains), or (ii) gains (and minus any losses) resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries, to the extent deducted (and not added back) (or reduced, to the extent added) in calculating Consolidated Adjusted Net Income for such period; plus

(9)         the aggregate amount of “run-rate” net income for such period projected by the Company in good faith attributable to any customer installation and backlog occurring or existing during such period (or following such period but prior to the date of determination) (which amount shall be calculated on a pro forma basis as though the full amount of such net income attributable to such installation and backlog had been realized from the commencement of such period); provided that the aggregate amount included in EBITDA pursuant to this clause (9) for any period shall not exceed 25% of EBITDA in the aggregate for such period (calculated prior to giving effect to any adjustment pursuant to this clause (9)); plus

(10)       the amount of cost savings, operating expense reductions, other operating improvements and synergies as provided under clause (ii) of the definition of “Pro Forma Basis”.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Proceeds” means:

(1)         with respect to Equity Interests (or debt securities converted into Equity Interests) issued or sold for U.S. Dollars, the aggregate amount of such U.S. Dollars; and

(2)         with respect to Equity Interests (or debt securities converted into Equity Interests) issued or sold for any consideration other than U.S. Dollars, the aggregate Market Price thereof computed on the date of the issuance or sale thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Restricted Subsidiary” means any Restricted Subsidiary organized under the laws of a jurisdiction other than the United States (as defined for purposes of Section 956 of the Code) and that has not delivered a Note Guarantee.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than under the Credit Agreement) in existence on the date hereof, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Company (unless otherwise provided herein).

“Fitch” means Fitch Ratings, Inc.

“Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction other than the United States (as defined for purposes of Section 956 of the Code).

“Foreign Subsidiary Holdco” means any Restricted Subsidiary which is organized under the laws of the United States (as defined for purposes of Section 956 of the Code) that has no material assets other than the Capital Stock and, if any, Indebtedness of (1) one or more Foreign Subsidiaries that are “controlled foreign corporations” as defined by Section 957 of the Code or (2) any other Foreign Subsidiary Holdco.

“GAAP” means accounting principles generally accepted in the United States of America as in effect on the Issue Date; provided that the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations.

“Global Note(s)” means one or more registered Global Notes, without coupons, substantially in the form of Exhibit A attached hereto.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

“Guarantee” means, as applied to any obligation:  (1) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the obligation to reimburse amounts drawn down under letters of credit securing such obligations.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)         interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)         other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)         other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent:

(1)         every obligation of such Person for money borrowed;

(2)         every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)         every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, other than obligations with respect to letters of credit securing obligations (other than obligations described in this definition) of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

(4)         every obligation of such Person issued or assumed as the deferred purchase price of property or services;

(5)         every Capital Lease Obligation;

(6)         all Disqualified Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price, plus accrued and unpaid dividends (unless included in such maximum repurchase price);

(7)         all obligations of such Person under or with respect to Hedging Obligations which would be required to be reflected on the balance sheet as a liability of such Person in accordance with GAAP; and

(8)         every obligation of the type referred to in clauses (1) through (7) of another Person and dividends of another Person the payment of which, in either case, such Person has Guaranteed.

For purposes of this definition, the “maximum fixed repurchase price” of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness is required to be determined pursuant hereto.  Notwithstanding the foregoing, (a) trade accounts payable and accrued liabilities arising in the ordinary course of business, (b) any liability for U.S. federal, state or local taxes or other taxes owed by such Person and (c) any lease, concession or license of property (or a Guarantee thereof) which would be considered an operating lease under GAAP shall not be considered Indebtedness for purposes of this definition.  The amount outstanding at any time of any Indebtedness issued with original issue discount is the aggregate principal amount at maturity of such Indebtedness, less the remaining unamortized portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP.  Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.  For the avoidance of doubt, the aggregate amount of debit balances in the accounts of Restricted Subsidiaries held at a bank or other financial institution and subject to a cash pooling arrangement shall only constitute “Indebtedness” to the extent that such aggregate amount exceeds the aggregate amount of all credit balances in the accounts of Restricted Subsidiaries held at such bank or financial institution and subject to such cash pooling arrangement.

“Indenture” means this Indenture as amended and supplemented from time to time and shall include the form of Notes established as contemplated hereunder and any related supplemental indenture.

“Indirect Participant” means a Person who holds a Book-Entry Interest in a Global Note through a Participant.

“Initial Notes” means the first $1,000,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“IRS” means the U.S. Internal Revenue Service.

“Issue Date” means the date the Initial Notes were issued under the Indenture.

“ Joint Venture” means any partnership, corporation or other entity in which less than 100% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more of its Subsidiaries.

“Leverage Ratio” means, at any date, the ratio of:

(1)         the aggregate principal amount of Indebtedness of the Company and the Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, to

(2)         Adjusted EBITDA,

on a Pro Forma Basis; provided that (other than for purposes of Section 4.10(14)) no effect shall be given to (i) any Indebtedness incurred pursuant to the second paragraph of Section 4.10 on the date of determination of the Leverage Ratio and (ii) the discharge of any Indebtedness to the extent such discharge results from the application of the proceeds of any Indebtedness incurred pursuant to the second paragraph of Section 4.10 on date of determination of the Leverage Ratio.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes, of any jurisdiction).

“Limited Condition Transaction” means any acquisition or other Investment, including by way of purchase, merger, amalgamation or consolidation or similar transaction, by the Company or one or more of its Restricted Subsidiaries, with respect to which the Company or any such Restricted Subsidiary have entered into an agreement or is otherwise contractually committed to consummate and the consummation of which is not expressly conditioned upon the availability of, or on obtaining, third party financing.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of:

(1)         the present value of the remaining principal, premium and interest payments that would be payable with respect to such Note if such Note were redeemed on September 15, 2024, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over

(2)         the outstanding principal amount of such Note.

“Make-Whole Average Life” means, with respect to any date of redemption of Notes, the number of years (calculated to the nearest one-twelfth) from such redemption date to September 15, 2024.

“Make-Whole Price” means, with respect to any Note, the greater of:

(1)         the sum of the principal amount of and Make-Whole Amount with respect to such Note; and

(2)         the redemption price of such Note on September 15, 2024.

“Market Price” means:

(1)         with respect to the calculation of Equity Proceeds from the issuance or sale of debt securities which have been converted into Equity Interests, the value received upon the original issuance or sale of such converted debt securities, as determined reasonably and in good faith by the Company’s Board of Directors; and

(2)         with respect to the calculation of Equity Proceeds from the issuance or sale of Equity Interests, the average of the daily closing prices for such Equity Interests for the 20 consecutive trading days preceding the date of such computation.

The closing price for each day shall be:

(1)          if such Equity Interests are then listed or admitted to trading on the New York Stock Exchange, the closing price on the NYSE Consolidated Tape (or any successor consolidated tape reporting transactions on the New York Stock Exchange) or, if such composite tape shall not be in use or shall not report transactions in such Equity Interests, or if such Equity Interests shall be listed on a stock exchange other than the New York Stock Exchange (including for this purpose the Nasdaq Stock Market), the last reported sale price regular way for such day, or in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which such Equity Interests are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of such Equity Interests have been traded during such 20 consecutive trading days); or

(2)          if such Equity Interests are not listed or admitted to trading on any such exchange, the average of the closing bid and asked prices thereof in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System or any successor system, or if not included therein, the average of the closing bid and asked prices thereof furnished by two members of the National Association of Securities Dealers selected reasonably and in good faith by the Company’s Board of Directors for that purpose.  In the absence of one or more such quotations, the Market Price for such Equity Interests shall be determined reasonably and in good faith by the Company’s Board of Directors.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of an Asset Sale, which amount is equal to the excess, if any, of:

(1)         the cash received by the Company or such Restricted Subsidiary (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such disposition, over

(2)         the sum of:

(i)                 the amount of any Indebtedness which is secured by such asset and which is required to be repaid in connection with the disposition thereof; plus

(ii)                the reasonable out-of-pocket expenses incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with such disposition or in connection with the transfer of such amount from such Restricted Subsidiary to the Company; plus

(iii)               provisions for taxes, including income taxes, attributable to the disposition of such asset or attributable to required prepayments or repayments of Indebtedness with the proceeds thereof; plus

(iv)               if the Company does not first receive a transfer of such amount from the applicable Restricted Subsidiary with respect to the disposition of an asset by such Restricted Subsidiary and such Restricted Subsidiary intends to make such transfer as soon as practicable, the out-of-pocket expenses and taxes that the Company reasonably estimates will be incurred by the Company or such Restricted Subsidiary in connection with such transfer at the time such transfer is expected to be received by the Company (including, without limitation, withholding taxes on the remittance of such amount).

“Note Guarantee” means the Guarantee by each Subsidiary Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to Article XII; however, so long as the Subsidiary Guarantor has executed this Indenture or a supplemental indenture in a form satisfactory to the Trustee, the failure to execute such Note Guarantee will not affect the obligations of such Subsidiary Guarantor.

“Notes” means the Company’s 4.875% Senior Notes due 2029 issued hereunder.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

“Obligations” means any principal, interest (including post-petition interest, whether or not allowed as a claim in any proceeding), penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities payable under or in connection with any Indebtedness.

“Officer” means the Chairman of the Board, any other Director, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President (including any Executive or Senior Vice President), the Treasurer, the Controller, the Secretary, any Assistant Treasurer or any Assistant Secretary of any Person and, with respect to the Company, any individual authorized by the Board of Directors to act in such capacity.

“Officers’ Certificate” means a certificate signed, unless otherwise specified, by any two of the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Controller or any Vice President (including any Executive or Senior Vice President) of the Company.

“Opinion of Counsel” means a written opinion of legal counsel, which opinion is reasonably acceptable to the Trustee.  Such counsel may be an employee of or counsel to the Company or a Subsidiary thereof.

“Participant” means a Person who has an account with the Depository.

“Participating Member State” means any of the member states of the European Union that have adopted and continue to retain a common single currency through monetary union in accordance with European Union treaty law (as amended from time to time).

“Permitted Investments” means:

(1)          any Investments in the Company or in a Restricted Subsidiary, including without limitation any Guarantee of Indebtedness permitted under Section 4.10;

(2)          any Investments in cash or Cash Equivalents;

(3)          Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(i)                 such Person becomes a Restricted Subsidiary; or

(ii)                such Person is consolidated, merged or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4)          Investments in assets (including accounts and notes receivable) created, owned or used in the ordinary course of business;

(5)          any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.16;

(6)          any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests of the Company (other than Disqualified Stock);

(7)          any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(8)          Investments represented by Hedging Obligations;

(9)          loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $10.0 million at any one time outstanding;

(10)        repurchases of the Notes;

(11)        any Investment existing on, or made pursuant to binding commitments existing on, the date hereof and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date hereof; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date hereof or (b) as otherwise permitted hereunder;

(12)        Investments acquired after the date hereof as a result of the acquisition by the Company or any Restricted Subsidiary of another Person, including by way of a consolidation, merger or amalgamation with or into the Company or any Restricted Subsidiary, or all or substantially all of the assets of another Person, in each case, in a transaction that is not prohibited by Section 5.1 after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, consolidation, merger or amalgamation and were in existence on the date of such acquisition, consolidation, merger or amalgamation;

(13)        other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at any time outstanding not to exceed the greater of (x) $400.0 million and (y) 35% of Adjusted EBITDA determined as of the date such investment was made; provided, however, that, for the avoidance of doubt, if an Investment made pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary as of the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary; and

(14)        guarantee obligations of the Company or any of its Restricted Subsidiaries in respect of leases (other than Capital Lease Obligations).

“Permitted Liens” means:

(1)          Liens existing as of the date of issuance of the Notes (other than Liens to secure obligations under the Credit Agreement);

(2)          Liens on assets of the Company or any Restricted Subsidiary securing Indebtedness and other obligations under Credit Facilities in an aggregate principal amount not to exceed the greater of (a) $3,260.0 million and (b) 2.5x Adjusted EBITDA, in each case, calculated as of the date on which any such Indebtedness was incurred;

(3)          Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Restricted Subsidiary;

(4)          Liens securing the Notes or the Note Guarantees;

(5)          Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of Section 4.10 covering only the assets acquired with or financed by such Indebtedness;

(6)          Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary;

(7)          Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(8)          Liens to secure (x) Hedging Obligations and/or (y) obligations with respect to Treasury Management Arrangements incurred in the ordinary course of business;

(9)          Liens to secure Indebtedness of Restricted Subsidiaries that are non-Guarantor Subsidiaries permitted under Section 4.10; provided that such Liens may not extend to any property or assets of the Company or any Subsidiary Guarantor other than the Capital Stock of such non-Guarantor Restricted Subsidiaries;

(10)        statutory Liens or landlords’ and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(11)        Liens for taxes, assessments, government charges or claims with respect to amounts not yet delinquent or that are being contested in good faith by appropriate proceedings diligently conducted, if a reserve or other appropriate provision, if any, as is required in conformity with GAAP has been made therefor;

(12)        Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(13)        easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

(14)        Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(15)        Liens arising under options or agreements to sell assets;

(16)        Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(17)        Liens securing reimbursement obligations with respect to commercial letters of credit incurred in the ordinary course of business which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(18)        leases, subleases, licenses and sublicenses granted to others that do not interfere in any material respect with the business of the Company or any Restricted Subsidiary conducted in the ordinary course of business;

(19)        bankers’ liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(20)        Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(21)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(22)        other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $50.0 million in the aggregate at any one time outstanding;

(23)        Liens on assets of the Company or any Restricted Subsidiary securing Indebtedness and other obligations under any accounts receivable sale arrangements, credit facility or conditional purchase contract or similar arrangements providing financing secured directly or indirectly by the accounts receivable and related records, collateral, collections and rights of the Company or its Subsidiaries; provided that the aggregate amount outstanding of all such Indebtedness shall not at any time exceed $400.0 million;

(24)        Liens to secure any Indebtedness financing any renewals, repurchases, redemptions, extensions, substitutions, refinancings or replacements of Indebtedness previously permitted to be secured under this Indenture; provided, however, that (a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(25)        Liens on amounts deposited into escrow accounts for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in escrow accounts or similar arrangement to be applied for such purpose; and

(26)        Liens in respect of operating leases entered into in the ordinary course of business to the extent constituting liens under the PPSA (Ontario) or equivalent legislation in any applicable jurisdiction.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness. In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this Indenture and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of a Note means the principal of the Note plus, when appropriate, the premium, if any, on the Note.

“Pro Forma Basis” means (i) with respect to compliance with any test or covenant or calculation of any ratio under this Indenture (including, for the avoidance of doubt, the determination of Adjusted EBITDA, Leverage Ratio and Senior Leverage Ratio), the determination or calculation of any applicable tests or ratios shall be calculated assuming that all Specified Transactions/Initiatives taking place subsequent to the first day of the most recently ended four full fiscal quarters for which internal financial statements are available at such date of determination and prior to or concurrently with the transaction or initiative for which such test or covenant or calculation is being made (such period, the “Test Period”) (and any increase or decrease in Adjusted EBITDA and the component financial definitions used therein attributable to any Specified Transaction/Initiative) had occurred on the first day of the Test Period and (ii) whenever pro forma effect is to be given to a Specified Transaction/Initiative, the pro forma calculations shall be made in good faith by an Officer of the Company and include, for the avoidance of doubt, the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by the Company in good faith to be realized as a result of specified actions taken or with respect to which steps have been initiated, or are reasonably expected to be initiated, within eighteen (18) months of the closing or effective date of such Specified Transaction/Initiative (in the good faith determination of the Company) (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized during the entirety of the applicable period), net of the amount of actual benefits realized during such period from such actions; provided, that the aggregate amount of additions made to EBITDA for any four full fiscal quarters pursuant to clause (ii) of this definition shall not (a) exceed 20.0% of EBITDA (calculated after giving effect to any adjustment pursuant to clause (10) of the definition thereof) for such period or (b) be duplicative of one another.

“Qualified Equity Offering” means an offering of Capital Stock of the Company (other than Disqualified Stock) for U.S. Dollars, whether registered or exempt from registration under the Securities Act.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Issuer” means:

(1)          any lender party to the Credit Agreement; or

(2)          any commercial bank or financial institution the outstanding short-term debt securities of which are rated at least A-2 by S&P or at least P-2 by Moody’s, or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

“Qualified Securitization Facility” means any Securitization Facility that meets the following conditions: (a) the Board of Directors of the Company shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the applicable Restricted Subsidiary, (b) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at Fair Market Value and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company).

“Qualifying Sale and Leaseback Transaction” means any Sale and Leaseback Transaction between the Company or any Restricted Subsidiary and any bank, insurance company or other lender or investor providing for the leasing to the Company or such Restricted Subsidiary of any property (real or personal) which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor and where the property in question has been constructed or acquired after the date hereof.

“Rating Category” means (a) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (b) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (c) the equivalent of any such category of S&P or Moody’s used by another Rating Agency selected by the Company. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (i) + and - for S&P; (ii) 1, 2 and 3 for Moody’s; and (iii) the equivalent gradations for another rating agency selected by the Company) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB- to B+, will constitute a decrease of one gradation).

“Rating Decline” shall have occurred if at any date within 90 calendar days after the date of public disclosure of the occurrence of a Change of Control (which period will be extended for so long as the Company’s debt ratings are under publicly announced review for possible downgrading (or without an indication of the direction of a possible ratings change) by any of Moody’s, S&P or Fitch or their respective successors) the rating of the Notes by any of Moody’s, S&P or Fitch shall be decreased by one or more gradations to or within a Rating Category (including gradations within Rating Categories as well as between Rating Categories) as compared to the rating of the Notes on the date 90 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

“Receivables” means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by any Restricted Subsidiary of merchandise or services, and monies due thereunder, security or ownership interests in the merchandise and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

“Refinancing Indebtedness” means new Indebtedness incurred or given in exchange for, or the proceeds of which are used to repay, redeem, defease, extend, refinance, renew, replace or refund, other Indebtedness; provided, however, that:

(1)          the principal amount of such new Indebtedness shall not exceed the principal amount of Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded (plus the amount of fees, premiums, consent fees, prepayment penalties and expenses incurred and accrued interest in respect of the Indebtedness repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded in connection therewith);

(2)          such Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded or shall mature after the maturity date of the Notes;

(3)          to the extent such Refinancing Indebtedness refinances Indebtedness that has a final maturity date occurring after the initial scheduled maturity date of the Notes, such new Indebtedness shall have a final scheduled maturity not earlier than the final scheduled maturity of the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded and shall not permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded;

(4)          to the extent such Refinancing Indebtedness refinances Indebtedness contractually subordinated to the Notes or any Note Guarantees, as applicable, such Refinancing Indebtedness shall be contractually subordinated in right of payment to the Notes and the applicable Note Guarantee and to the extent such Refinancing Indebtedness refinances the Notes or Indebtedness pari passu with the Notes, such Refinancing Indebtedness shall be pari passu with or contractually subordinated in right of payment to the Notes, in each case on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded; and

(5)          with respect to Refinancing Indebtedness incurred by a Restricted Subsidiary, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Note Guarantee of such Restricted Subsidiary as the Indebtedness being extended, refinanced, renewed, replaced or refunded.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Definitive Note” means a Definitive Note bearing the Regulation S Legend.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Regulation S Legend and deposited with or on behalf of and registered in the name of the Depository, or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“REIT” means a “real estate investment trust” as defined and taxed under Sections 856-860 of the Code or any successor provisions.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any managing director, director, vice president, assistant vice president, assistant treasurer, trust officer, associate or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing either the 144A Legend or the Regulation S Legend.

“Restricted Subsidiary” means:

(1)          each direct and indirect Subsidiary of the Company organized or existing under the laws of the United States, any state thereof or the District of Columbia and existing on the date of this Indenture (other than Iron Mountain Mortgage Finance Holdings, LLC, Iron Mountain Mortgage Finance I, LLC, Iron Mountain Receivables QRS, LLC, Iron Mountain Receivables TRS, LLC, KH Data Capital Development Land, LLC, IM Mortgage Solutions, LLC, Iron Mountain Fulfillment Services, LLC and First International Records Management (F.I.R.M.), LLC and their respective direct and indirect Subsidiaries) and each of the Company’s direct and indirect Foreign Subsidiaries that are designated as Restricted Subsidiaries for purposes of the Company’s existing indentures for its outstanding senior and senior subordinated notes (all of which are Excluded Restricted Subsidiaries as of the date hereof for purposes of this Indenture and such other indentures); and

(2)          any other direct or indirect Subsidiary of the Company formed, acquired or existing after the date hereof (including an Excluded Restricted Subsidiary), excluding, however (unless otherwise designated by the Company’s Board of Directors) any such direct or indirect Subsidiary of any Unrestricted Subsidiary as of the date hereof, which, in the case of (1) or (2), is not designated by the Company’s Board of Directors as an “Unrestricted Subsidiary.”

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Group, a division of McGraw Hill Financial, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which a Person sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means the Receivables or real estate assets, or any assets related thereto in each case that are subject to a Qualified Securitization Facility, and the proceeds thereof.

“Securitization Facility” means any of one or more securitization financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Company or any of its Restricted Subsidiaries sells or grants a security interest in its Securitization Assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary.

“Securitization Subsidiary” means any wholly owned, bankruptcy remote Subsidiary formed for the purpose of, and that solely engages only in, one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Senior Leverage Ratio” means, at any date, the ratio of:

(1)          the aggregate principal amount of outstanding Indebtedness of the Company and the Restricted Subsidiaries that is not contractually subordinated in right of payment to the Notes (“Senior Indebtedness”) as of the most recently available quarterly or annual balance sheet of the Company, to

(2)          Adjusted EBITDA,

on a Pro Forma Basis.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” within the meaning of Regulation S-X under the Securities Act.

“Specified Transaction/Initiative” means (a) any incurrence or repayment of Indebtedness (other than for working capital purposes or under a revolving facility), (b) any Investment that results in a Person becoming a Subsidiary, (c) any acquisition, (d) any Asset Sale or designation of a Restricted Subsidiary that results in a Restricted Subsidiary ceasing to be a Restricted Subsidiary or re-designation of an Unrestricted Subsidiary that results in an Unrestricted Subsidiary becoming a Restricted Subsidiary, (e) any acquisition or Investment constituting an acquisition of assets or equity constituting a business unit, line of business or division of another Person and (f) any operating improvement, restructuring, cost savings initiative or any similar initiative.

“Stated Maturity” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“Subsidiary Guarantor” means any Subsidiary of the Company that executes a Note Guarantee, or in lieu thereof, this Indenture or any supplemental indenture, as the case may be, in respect of its Note Guarantee in accordance with the provisions hereof, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions hereof.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto, and, for the avoidance of doubt, including any withholding or deduction for or on account of any of the foregoing). “Taxes” shall be construed to have a corresponding meaning.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting, cash pooling, netting and composite accounting, trade finance services and other cash management services.

“Treasury Rate” means, at any time of computation, the yield to maturity at such time (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two (2) Business Days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) of United States Treasury securities with a constant maturity most nearly equal to the Make-Whole Average Life; provided, however, that if the Make-Whole Average Life is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear either the 144A Legend or the Regulation S Legend.

“Unrestricted Subsidiary” means:

(1)          any Subsidiary that is designated by the Company’s Board of Directors as an Unrestricted Subsidiary in accordance with Section 4.15; and

(2)          any Subsidiary of an Unrestricted Subsidiary.

“U.S. Dollars” and “$” mean lawful money of the United States of America.

“Voting Stock” of any Person means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of any such Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)          the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(2)          the then outstanding principal amount of such Indebtedness.

“144A Definitive Note” means a Definitive Note bearing the 144A Legend.

“144A Global Note” means a Global Note in the form of Exhibit A hereto bearing the 144A Legend and deposited with or on behalf of and registered in the name of the Depository, or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 144A.

Section 1.2           Other Definitions.

TERM	DEFINED IN SECTION
“Acceptable Commitment”	4.16
“Additional Notes”	2.1
“Affiliate Transaction”	4.13
“Alternate Offer”	4.17
“Asset Sale”	4.16
“Asset Sale Offer”	4.16
“Asset Sale Offer Amount”	4.16
“Asset Sale Offer Payment Date”	4.16
“Asset Sale Offer Trigger Date”	4.16
“Authentication Agent”	2.2
“Bankruptcy Law”	6.1
“Benefited Party”	12.1
“Change of Control Offer”	4.17
“Change of Control Payment”	4.17
“Change of Control Payment Date”	4.17
“Covenant Defeasance”	8.3
“Custodian”	6.1
“Deemed Date”	4.10
“DTC”	2.3
“Early Tender Premium”	4.17
“Event of Default”	6.1
“Increased Amount”	4.11
“incur”	4.10
“Judgment Currency”	11.13
“Legal Defeasance”	8.2
“Legal Holiday”	11.5
“New York Banking Date”	11.13
“Note Register”	2.3
“Offer Amount”	3.9
“Offer Period”	3.9
“Pari Passu Indebtedness”	4.16
“Purchase Date”	3.9
“Reports Default Notice”	6.15
“Required Currency”	11.13
“Restricted Payments”	4.9
“Second Commitment”	4.16
“Subsidiary Guarantor”	12.1
“Successor Person”	5.2

Section 1.3           Rules of Construction.

Unless the context otherwise requires:

(a)              a term has the meaning assigned to it;

(b)             an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)              “or” is not exclusive;

(d)             words in the singular include the plural, and in the plural include the singular;

(e)              provisions apply to successive events and transactions; and

(f)              references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

Section 1.4           Financial Calculations for Limited Condition Transactions

When calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock and the use of proceeds thereof), the date of determination of such basket or ratio and of any Default or Event of Default may, at the option of the Company, be the date the definitive agreement(s) for such Limited Condition Transaction is entered into. Any such ratio or basket shall be calculated on a Pro Forma Basis after giving effect to such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock and the use of proceeds thereof) as if they had been consummated at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Transaction; provided that if the Company elects to make such determination as of the date of such definitive agreement(s), then (x) the Company shall be deemed to be in compliance with such ratios or baskets solely for purposes of determining whether the Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock and the use of proceeds thereof), is permitted under this Indenture, and (y) such ratios or baskets shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions; provided, further, that if the Company elects to have such determinations occur at the time of entry into such definitive agreement(s), any such transactions (including any incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreement(s) is entered into and shall be deemed outstanding thereafter for purposes of calculating any ratios or baskets under this Indenture after the date of such definitive agreement(s) and before the consummation of such Limited Condition Transaction, unless such definitive agreement(s) is terminated or such Limited Condition Transaction or incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock or such other transaction to which pro forma effect is being given does not occur. For the avoidance of doubt, the Trustee shall have no liability or responsibility for any calculation under or in connection with this Indenture.

Article II.

THE NOTES

Section 2.1           Form and Dating.

(a)              General. The Notes and the certificate of authentication executed by the Authentication Agent shall be substantially in the form of Exhibit A attached hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture (or in the case of any Subsidiary Guarantor that becomes such after the date hereof, a supplemental indenture pursuant to Section 12.1 hereof), expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)             Global Notes. Notes shall be issued initially in the form of one or more fully registered Global Notes in book-entry form, which will be deposited with, or on behalf of, the Depository, and registered in the name of the Depository’s nominee, Cede & Co, duly executed by the Company and authenticated by the Trustee or the Authentication Agent as hereinafter provided.  Except as set forth below, the Global Notes may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of such Depository or a nominee of such successor.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.2 hereof in accordance with the procedures of the Depository.

(c)              Book-Entry Provisions. This Section 2.1(c) shall apply only to the Global Notes deposited with or on behalf of the Trustee.

The Company shall execute and the Trustee or the Authentication Agent shall, in accordance with this Section 2.1(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depository or the nominee of the Depository and (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository’s instructions.

(d)              Definitive Notes. Notes issued in certificated form shall be substantially in the form of Exhibit B attached hereto.  Except as provided in Section 2.6, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated Notes.

(e)              Additional Notes. Subject to the restrictions contained in Section 4.10 hereof, from time to time after the date of this Indenture, the Company may issue additional Notes (“Additional Notes”) under this Indenture.  Any Additional Notes issued as provided for herein shall be treated as a single class and as part of the same series as the Initial Notes for all purposes under this Indenture.

Section 2.2           Execution and Authentication.

At least one Officer shall sign the Notes for the Company by manual or facsimile signature.  An Officer of each Subsidiary Guarantor shall sign the Note Guarantee, or in lieu thereof, this Indenture or any supplemental indenture, as the case may be, for the Subsidiary Guarantor by manual or facsimile signature.

If an Officer whose signature is on a Note or Note Guarantee no longer holds that office at the time the Note is authenticated, the Note or Note Guarantee shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee or an authentication agent (the “Authentication Agent”).  Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee or the Authentication Agent shall, upon receipt of a Company Order and any other deliverables required hereunder, authenticate up to $1,000,000,000 aggregate principal amount of Initial Notes and such amount of Additional Notes as the Company may issue from time to time.

The Trustee may appoint an Authentication Agent acceptable to the Company to authenticate Notes.  Unless limited by the terms of such appointment, the Authentication Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by the Authentication Agent.  The Authentication Agent has the same rights as an Agent to deal with the Company or an Affiliate.

Section 2.3           Appointment of Agents.

The Trustee will initially act as paying agent and registrar for the Notes. The Company may change the paying agent or registrar without prior notice to Holders, and the Company or any of its Subsidiaries may act as paying agent or registrar.  The Company initially appoints The Depository Trust Company (“DTC”) to act as Depository with respect to the Global Notes and the Trustee shall have no liability or responsibility for any action or inaction of the Depository.

The paying agent shall be entitled to make any payment net of any taxes or other sums required by any applicable law to be withheld or deducted.

Section 2.4           Paying Agent to Hold Money in Trust.

The Company shall require each paying agent other than the Trustee to agree in writing that the paying agent will hold in trust, for the benefit of the Holders or the Trustee, all money held by the paying agent for the payment of principal of or premium or interest on the Notes, and will notify the Trustee of any default by the Company or the Subsidiary Guarantors in making any such payment.  While any such default continues, the Trustee may require a paying agent to pay all money held by it to the Trustee.  The Company at any time may require a paying agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the paying agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee.

Section 2.5           Holder Lists.

The registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.6           Transfer and Exchange.

2.6.1          Transfer and Exchange of Global Notes.

(a)             The Global Notes cannot be transferred to any Person other than to another nominee of the Depository or to a successor clearing agency or its nominee approved by the Company, the Subsidiary Guarantors and the Trustee.

(b)             At any time, all Global Notes will be exchanged by the Company for Definitive Notes (A) if the Depository notifies the Company that it is unwilling or unable to act as a clearing system in respect of the Notes and a successor clearing system is not appointed by the Company within 120 days or (B) if the Depository so requests following an Event of Default.  Upon the occurrence of any of the preceding events, Definitive Notes shall be issued in the name or names and issued in any approved denominations, as the Depository shall instruct the Company based on the instructions received by the Depository from the holders of Book-Entry Interests.

(c)              Global Notes may also be exchanged or replaced, in whole or in part, as provided in Section 2.7 and Section 2.10.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.7 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note, other than as provided in this Section 2.6.1(a).

2.6.2          General Provisions Applicable to Transfers and Exchanges of the Notes.  Transfers of Book-Entry Interests in the Global Notes (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note) shall require compliance with this Section 2.6.2, as well as one or more of the other following subparagraphs of this Section 2.6, as applicable.

In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note), the paying agent must receive:  (i) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

In connection with a transfer or exchange of a Book-Entry Interest for a Definitive Note, the paying agent and the registrar must receive:  (i) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant directing the registrar to cause to be issued a Definitive Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to above.

In connection with any transfer or exchange of Definitive Notes, the Holder of such Notes shall present or surrender to the registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, in connection with a transfer or exchange of a Definitive Note for a Book-Entry Interest, the paying agent must receive a written order directing the Depository to credit the account of the transferee in an amount equal to the Book-Entry Interest to be transferred or exchanged.

In connection with any proposed transfer or exchange of Definitive Notes, the Holder that is the transferor of the Note and the Company, to the extent that the information is reasonably available to the Company, shall use commercially reasonably efforts to provide the Trustee with all information as is reasonably requested by the Trustee and necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Upon satisfaction of all of the requirements for transfer or exchange of Book-Entry Interests in Global Notes contained in this Indenture, the paying agent or the registrar, as specified in this Section 2.6, shall endorse the relevant Global Note(s) with any increase or decrease and instruct the Depository to reflect such increase or decrease in its systems.

2.6.3          Transfer of Book-Entry Interests in a Regulation S Global Note to Book-Entry Interests in a 144A Global Note. A Book-Entry Interest in the Regulation S Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in the 144A Global Note only if the transfer complies with the requirements of Section 2.6.2 above and the paying agent receives a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof.

Upon the receipt of such certificate and the orders and instructions required by Section 2.6.2, the paying agent shall (i) instruct the Depository to deliver, or cause to be delivered, the Global Notes to the Agent for endorsement and upon receipt thereof, decrease Schedule A to the applicable Regulation S Global Note and increase Schedule A to the 144A Global Note by the principal amount of such transfer, and (ii) thereafter, return the Global Notes to the Depository, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

2.6.4          Transfer of Book-Entry Interests in a 144A Global Note to Book-Entry Interests in a Regulation S Global Note. A Book-Entry Interest in the 144A Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in the applicable Regulation S Global Note only if the transfer complies with the requirements of Section 2.6.2 above and the paying agent receives a certificate from the holder of such Book-Entry Interest in the form of Exhibit C hereto, including the certifications in item (2) or (3) thereof.

Upon receipt of such certificates and the orders and instructions required by Section 2.6.2, the paying agent shall (i) instruct the Depository to deliver, or cause to be delivered, the Global Notes to the Agent for endorsement and, upon receipt thereof, increase Schedule A to the applicable Regulation S Global Note and decrease Schedule A to the 144A Global Note by the principal amount of such transfer, and (ii) thereafter, return the Global Notes to the Depository, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

2.6.5          Transfer of Book-Entry Interests in Global Notes to Definitive Notes.  Subject to Section 2.6.1(b) and to the extent permitted by the Depository, a holder of a Book-Entry Interest in a Global Note may transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Note if the transfer complies with the requirements of Section 2.6.2 above and:

(a)              in the case of a transfer by a holder of a Book-Entry Interest in a Regulation S Global Note, the transfer complies with Section 2.6.2;

(b)              in the case of a transfer by a holder of a Book-Entry Interest in a 144A Global Note to a QIB in reliance on Rule 144A, the paying agent shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(c)              in the case of a transfer by a holder of a Book-Entry Interest in a 144A Global Note in reliance on Regulation S, the paying agent shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof; or

(d)             in the case of a transfer by a holder of a Book-Entry Interest in a 144A Global Note in reliance on Rule 144, the paying agent shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3) thereof.

Upon receipt of such certificates and the orders and instructions required by Section 2.6.2, the paying agent shall (i) instruct the Depository to deliver, or cause to be delivered, the relevant Global Note to the Agent for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such transfer; (ii) thereafter, return the Global Note to the Depository, together with all information regarding the Participant accounts to be debited in connection with such transfer; and (iii) deliver to the registrar the instructions received by it that contain information regarding the Person in whose name Definitive Notes shall be registered to effect such transfer.  The registrar shall cause any Definitive Note issued in connection with a transfer pursuant to Section 2.6.5(b) to have the 144A Legend and, in the case of a transfer under Section 2.6.5(c), the Regulation S Legend.

The Company shall issue and, upon receipt of a Company Order in accordance with Section 2.2 hereof, the Trustee or the Authentication Agent shall authenticate, one or more Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so transferred and in the names set forth in the instructions received by the registrar.

2.6.6          Transfer of Definitive Notes to Book-Entry Interests in Global Notes. To the extent permitted by the Depository, any Holder of a Definitive Note may transfer such Definitive Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Global Note only if:

(a)              in the case of a transfer by a holder of a Regulation S Definitive Note to a person who takes delivery thereof in the form of a Book-Entry Interest in the Regulation S Global Note, the registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) or (3) thereof;

(b)              in the case of a transfer by a holder of a Definitive Note to a QIB in reliance on Rule 144A, the registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or

(c)             in the case of a transfer by a holder of a 144A Definitive Note in reliance on Regulation S or Rule 144 under the Securities Act, the registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) or (3) thereof.

Upon satisfaction of the foregoing conditions, the registrar shall (i) deliver the Definitive Notes to the registrar for cancellation pursuant to Section 2.11 hereof; (ii) record such transfer on the Register; (iii) instruct the Depository to deliver (A) in the case of a transfer pursuant to Section 2.6.6(a) or Section 2.6.6(c) above, the applicable Regulation S Global Note and (B) in the case of a transfer pursuant to Section 2.6.6(b), the applicable 144A Global Note; (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such transfer; and (v) thereafter, return the Global Notes to the Depository, together with all information regarding the Participant accounts to be credited in connection with such transfer.

2.6.7          Exchanges of Book-Entry Interests in Global Notes for Restricted Definitive Notes.  Subject to Section 2.6.1(b), a holder of a Book-Entry Interest in a Global Note may exchange such Book-Entry Interest for a Restricted Definitive Note if the exchange or transfer complies with the requirements of Section 2.6.2 above and the paying agent receives the following:

(a)              if the holder of such Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a Regulation S Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in items 2(a) and 2(b) thereof; or

(b)              if the holder of such Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a 144A Definitive Note, a certificate from such holder in the form of Exhibit D hereto including the certifications in item 2(a) thereof.

Upon receipt of such certificates and the orders and instructions required by Section 2.6.2 the paying agent shall (i) instruct the Depository to deliver, or cause to be delivered, the relevant Global Note to the Agent for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such exchange; (ii) thereafter, return the Global Note to the Depository, together with all information regarding the Participant accounts to be debited in connection with such exchange; and (iii) deliver to the registrar instructions received by it that contain information regarding the Person in whose name Definitive Notes shall be registered to effect such exchange.  The registrar shall cause all Definitive Notes issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.6.7 to bear the appropriate legend required by item 2(b) of Exhibit D hereto.

The Company shall issue and, upon receipt of a Company Order from the Company in accordance with Section 2.2 hereof, the Trustee or the Authentication Agent shall authenticate, one or more Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so exchanged and in the names set forth in the instructions received by the registrar.

2.6.8          Exchanges of Book-Entry Interests in Global Notes for Unrestricted Definitive Notes.  Subject to Section 2.6.1(b) and to the extent permitted by the Depository, a holder of a Book-Entry Interest in a Global Note may exchange such Book-Entry Interest for an Unrestricted Definitive Note only if the paying agent receives the following:

(a)              if the holder of such Book-Entry Interest in a 144A Global Note proposes to exchange such Book-Entry Interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item 1(a) thereof; or

(b)              if the holder of such Book-Entry Interest in a Regulation S Global Note proposes to exchange such Book-Entry Interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item 1(b) thereof.

Upon receipt of such certificates and the orders and instructions required by Section 2.6.2, the paying agent shall (i) instruct the Depository to deliver, or cause to be delivered, the relevant Global Note to the Agent for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such exchange; (ii) thereafter, return the Global Note to the Depository, together with all information regarding the Participant accounts to be debited in connection with such exchange; and (iii) deliver to the registrar instructions received by it that contain information regarding the Person in whose name Definitive Notes shall be registered to effect such transfer.

The Company shall issue and, upon receipt of a Company Order from the Company in accordance with Section 2.3 hereof, the Trustee or the Authentication Agent shall authenticate, one or more Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so exchanged and in the names set forth in the instructions received by the registrar.  Any Definitive Note issued in exchange for a Book-Entry Interest pursuant to this Section 2.6.8 shall not bear the 144A Legend or the Regulation S Legend.

2.6.9          Exchanges of Definitive Notes for Book-Entry Interests in Global Notes.  Any Holder of a Restricted Definitive Note may exchange such Note for a Book-Entry Interest in a Global Note if such exchange complies with Section 2.6.2 above and the registrar receives the following documentation:

(a)              if the Holder of a 144A Definitive Note proposes to exchange such Note for a Book-Entry Interest in a 144A Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item 2(a) thereof;

(b)              if the Holder of a 144A Definitive Note proposes to exchange such Note for a Book-Entry Interest in a Regulation S Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item 1(a) thereof;

(c)              if the Holder of a Regulation S Definitive Notes proposes to exchange such Notes for a Book-Entry Interest in a Regulation S Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item 2(a) and (b) thereof;

(d)              if the Holder of an Unrestricted Definitive Note proposes to exchange such Note for a Book-Entry Interest in a Regulation S Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item 2(a) thereof;

Upon satisfaction of the foregoing conditions, the registrar shall (i) cancel such Note pursuant to Section 2.11 hereof; (ii) record such exchange on the Register; (iii) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such exchange; and (iv) thereafter, return the Global Note to the Depository, together with all information regarding the Participant accounts to be credited in connection with such exchange.

2.6.10        Transfer of Restricted Definitive Notes for Definitive Notes.  Any Holder of a Restricted Definitive Note may transfer such Note to a Person who takes delivery thereof in the form of Definitive Notes if the transfer complies with Section 2.6.2 above and the registrar receives the following additional documentation:

(a)              in the case of a transfer by a holder of a 144A Definitive Note to a QIB in reliance on Rule 144A, the registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(b)              in the case of a transfer by a holder of a 144A Definitive Note in reliance on Regulation S, the registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof; or

(c)              in the case of a transfer by a holder of a 144A Definitive Note in reliance on Rule 144, the registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3) thereof.

Upon the receipt of any Definitive Note, the registrar shall cancel such Note pursuant to Section 2.11 hereof and complete and deliver to the Company (i) in the case of a transfer pursuant to Section 2.6.10(a), a 144A Definitive Note; (ii) in the case of a transfer pursuant to Section 2.6.10(b), a Regulation S Definitive Note; and (iii) in the case of a transfer pursuant to Section 2.6.10(c), an Unrestricted Definitive Note.  The Company shall execute and the Trustee or the Authentication Agent shall authenticate and deliver such Definitive Note to such Person(s) as the Holder of the surrendered Definitive Note shall designate.

2.6.11        Transfer of Unrestricted Definitive Notes.  Any Holder of an Unrestricted Definitive Note may transfer such Note to a Person who takes delivery thereof in the form of Definitive Notes if the transfer complies with Section 2.6.2 above.

2.6.12        Legends.

(a)             144A Legend. The following legend shall appear on the face of all 144A Notes issued under this Indenture, unless the Company determines otherwise in compliance with applicable law:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  BY ITS ACQUISITION HEREOF, THE HOLDER OF THIS SECURITY (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF IRON MOUNTAIN INCORPORATED THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO IRON MOUNTAIN INCORPORATED OR ITS SUBSIDIARIES, (II) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(b)             Regulation S Note Legend.  The following legend shall appear on the face of all Regulation S Notes issued under this Indenture, unless the Company determines otherwise in compliance with applicable law:

“THIS NOTE AND ANY INTEREST HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE SECURITIES ACT AND ALL APPLICABLE LAWS OF ANY OTHER JURISDICTION.

EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN AGREES THAT IT WILL DELIVER TO EACH PURCHASER OF THIS NOTE OR BOOK-ENTRY INTERESTS HEREIN A NOTICE SUBSTANTIALLY TO THE EFFECT THEREOF.”

(c)             Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6.1 OF THE INDENTURE; AND (II) THIS GLOBAL NOTE MAY BE DELIVERED IN ACCORDANCE WITH SECTION 2.6.13 OF THE INDENTURE TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.”

(d)             ERISA Legend.  Each Note shall bear a legend in substantially the following form:

“BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) IT IS NOT A PLAN (WHICH TERM IS DEFINED AS (I) EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR ERISA, (II) PLANS, INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE CODE OR TO PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE, OR SIMILAR LAWS, AND (III) ENTITIES THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS,” WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA, OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS), AND IT IS NOT PURCHASING THIS SECURITY (OR ANY INTEREST THEREIN) ON BEHALF OF, OR WITH THE “PLAN ASSETS” OF, ANY PLAN OR (B) THE HOLDER’S PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY (OR ANY INTEREST THEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION UNDER ANY PROVISION OF SIMILAR LAW.”

2.6.13        Cancellation.  At such time as all Book-Entry Interests have been exchanged for Definitive Notes or all Global Notes have been redeemed or repurchased, the Global Notes shall be returned to the registrar for cancellation in accordance with Section 2.11 hereof.

2.6.14        General Provisions Relating to Registration of Transfers and Exchanges.  To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order.

(a)             No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any taxes, duties or governmental charge payable in connection therewith (other than any such taxes, duties or governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 4.17, 4.18 and 9.6 hereof).

(b)             All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company and the Subsidiary Guarantors, evidencing the same debt and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(c)             The Company shall not be required to register the transfer of or, to exchange, Global Notes or Definitive Notes during (A) a period beginning at the opening of business 15 calendar days before any Redemption Date and ending at the close of business on the Redemption Date; (B) a period beginning at the opening of business 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part, and ending at the close of business on the date on which such Notes are selected; or (C) which the holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.

(d)             The Trustee or the Authentication Agent shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

Section 2.7           Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.8           Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If one or more paying agents (other than the Company, a Subsidiary or an Affiliate of any thereof) hold on the maturity date or on any Redemption Date, money sufficient to pay such Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

A Note does not cease to be outstanding because the Company, a Subsidiary Guarantor or an Affiliate of the Company or a Subsidiary Guarantor holds the Note.

Section 2.9          Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent or waiver, Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Subsidiary Guarantor, any Subsidiary of the Company or any Subsidiary Guarantor or an Affiliate of the Company or any Subsidiary Guarantor pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, such Subsidiary Guarantor, a Subsidiary of the Company or such Subsidiary Guarantor or an Affiliate of the Company or such Subsidiary Guarantor until legal title to such Notes passes to the Company, such Subsidiary Guarantor, such Subsidiary or such Affiliate, as the case may be.

Section 2.10        Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a Company Order.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee or the Authentication Agent upon request shall authenticate definitive Notes in exchange for temporary Notes.  Until so exchanged, temporary Notes shall have the same rights under this Indenture as the definitive Notes.

Section 2.11        Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The registrar or the paying agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the registrar or the paying agent and no one else, shall cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes (subject to the record retention requirement of the Exchange Act or other applicable law) in accordance with the Trustee’s customary practice. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

Section 2.12        Defaulted Interest.

If the Company and the Subsidiary Guarantors default in a payment of interest on the Notes, the Company or any such Subsidiary Guarantor (to the extent of its obligations under its Note Guarantee) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided for with respect to the applicable Notes.

The Company shall notify the Trustee and the paying agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the paying agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements as are satisfactory to the paying agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Company shall fix or cause to be fixed each such special record date and payment date, and shall, promptly thereafter, notify the Trustee and the paying agent of any such date. At least 15 days before the special record date, the Company (or the Depository in the name of and at the expense of the Company) shall deliver to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Company and the Subsidiary Guarantors may pay defaulted interest in any other lawful manner.

Section 2.13         Record Date.

The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture.  Unless otherwise specified, if a record date is not set by the Company prior to such vote or, in the case of any such consent, the first solicitation of a Holder made by any Person in respect of such action, the record date will be the later of (x) 10 days prior to the date of such vote or the first solicitation of such consent, as the case may be, and (y) the date of the most recent list of Holders furnished to the Trustee prior to such vote or solicitation. The Trustee shall not have any responsibility for determining the record date for any such action by vote or consent by the Holders.  The record date for purposes of determining the identity of Holders entitled to payments of interest shall be the immediately preceding March 1 for each interest payment date occurring on March 15 and the immediately preceding September 1 for each interest payment date occurring on September 15.

Section 2.14         CUSIP Number and ISIN Number.

The Company in issuing the Notes may use a “CUSIP” number and an “ISIN” number, and if so, such CUSIP number and ISIN number shall be included in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number and ISIN number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee and each paying agent of any change in the CUSIP number and ISIN number.

Section 2.15         Deposit of Moneys.

Prior to 11:00 a.m. (New York City time), on each date on which interest is to be paid, the maturity date and each payment date relating to an Asset Sale Offer or a Change of Control Offer, and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.2, the Company shall deposit with the paying agent in immediately available funds in U.S. Dollars sufficient to make cash payments, if any, due on such interest payment date, maturity date, or Business Day, as the case may be.  Subject to receipt of such funds by such time, the paying agent shall remit such payment in a timely manner to the Holders on such interest payment date, maturity date or Business Day, as the case may be, to the Persons and in the manner set forth in paragraph 2 of the Notes.

Article III.

REDEMPTION

Section 3.1           Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee (or the registrar, as applicable) shall select the Notes to be redeemed among the applicable Holders on a pro rata basis or by lot (or, in the case of Notes issued in global form based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate in accordance with the Depository guidelines) unless otherwise required by law or applicable stock exchange or depositary requirements, provided that no Notes of $2,000 or less shall be redeemed in part.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall, promptly notify the Company and the paying agent in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 to the extent above $2,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  Any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, and if so conditioned, the redemption date for such Notes may be extended by the Company pending achievement of such condition precedent.

Section 3.2           Notice of Redemption.

Subject to the provisions of Section 3.8 with respect to any Asset Sale Offer, at least 10 days but not more than 60 days before a redemption date, the Company shall deliver or cause to be delivered by first class mail (or delivered electronically in accordance with the procedures of the Depository) a notice of redemption to the Depository and, if any Definitive Registered Notes are outstanding, each Holder, in each case, with a copy to the Trustee.

The notice shall identify the Notes to be redeemed (including the CUSIP number and ISIN number, if any) and shall state:

(a)              the redemption date;

(b)             the redemption price (including accrued interest to, but excluding, the applicable redemption date);

(c)              if any Note called for redemption is being redeemed in part only, the portion of the principal amount thereof to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(d)              to the extent any Notes are held as Definitive Notes, the name and address of the paying agent to which the Notes are to be surrendered for redemption;

(e)              that Notes called for redemption must be surrendered to the paying agent to collect the redemption price;

(f)               that, unless the Company defaults in the making of such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

(g)              any conditions to such redemption.

At the Company’s request, the Trustee in cooperation with the Depository shall give the notice of redemption in the Company’s name and at its expense; provided that the Company gives the Trustee written notice of such request at least 10 days prior to the date of the giving of such notice (or such shorter notice as may be acceptable to the Trustee).

Section 3.3           Effect of Notice of Redemption.

Once notice of redemption is delivered as provided in Section 3.2, Notes called for redemption become due and payable on the redemption date and at the redemption price.  On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes called for redemption and all rights of Holders with respect to such Notes will terminate except for the right to receive payment of the redemption price upon surrender for redemption.  Upon surrender to the Trustee, such Notes shall be paid at the redemption price plus accrued interest to the redemption date.

A notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of an offering of Capital Stock or another corporate transaction.  If the Company becomes aware that any condition precedent provided for in the notice of redemption delivered pursuant to Section 3.2 will not be satisfied on the Redemption Date specified in such notice, the Company shall notify the Trustee in writing prior to the close of business two (2) Business Days prior to such Redemption Date (or such shorter period as may be reasonably acceptable to the Trustee) and direct the Trustee to deliver such notice to the Holders. Upon receipt of such notice by the Holders, the notice of redemption shall be rescinded or delayed, and the redemption of the Notes shall be rescinded or delayed as provided in such notice.

Section 3.4           Deposit of Redemption Price.

Prior to 11:00 a.m. (New York City time) on the redemption date, the Company shall deposit with the paying agent money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date.  If the Company complies with the provisions of the preceding sentence, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the first sentence of this paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided with respect to such Note.

Section 3.5           Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Trustee or the Authentication Agent shall authenticate for the Holder a new Note and the same maturity equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.6           Optional Redemption.

Prior to September 15, 2024, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the Make-Whole Price, plus accrued and unpaid interest to, but excluding, the applicable redemption date.  On and after September 15, 2024, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the redemption price (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on September 15 of the years indicated below:

Year	Notes Percentage
2024	102.438%
2025	101.609%
2026	100.814%
2027 and thereafter	100.000%

Notwithstanding the foregoing, at any time prior to September 15, 2022, the Company may on any one or more occasions redeem up to 40% in aggregate principal amount of the Notes at a redemption price of 104.875% of the principal amount thereof, plus, in each case, accrued and unpaid interest to, but excluding, the applicable redemption date, with cash in an amount not greater than the net cash proceeds of one or more Qualified Equity Offerings; provided that:

(1)          at least 50% of the aggregate principal amount of Notes (excluding any Additional Notes) issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries) unless all Notes are redeemed substantially concurrently; and

(2)          the redemption occurs within six months of the date of the closing of any such Qualified Equity Offering.

Section 3.7           Mandatory Redemption.

The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

Section 3.8           Asset Sale Offers.

In the event that the Company or any Restricted Subsidiary shall commence an Asset Sale Offer pursuant to Section 4.16, it shall follow the procedures specified below:

The Asset Sale Offer shall remain open for twenty (20) Business Days after the Commencement Date relating to such Asset Sale Offer, except to the extent required to be extended by applicable law (as so extended, the “Offer Period”).  No later than one (1) Business Day after the termination of the Offer Period (the “Purchase Date”), the Company or such Restricted Subsidiary shall purchase the principal amount (the “Offer Amount”) of Notes required to be purchased in such Asset Sale Offer pursuant to Sections 3.1 and 4.16 or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any interest accrued to such Purchase Date shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

On the Commencement Date of any Asset Sale Offer, the Company or such Restricted Subsidiary shall deliver or cause to be delivered, by first class mail (or delivered electronically in accordance with the Applicable Procedures), a notice to each of the Holders, with a copy to the Trustee.  Such notice, which shall govern the terms of the Asset Sale Offer, shall contain all instructions and materials necessary to enable the Holders to tender Notes pursuant to the Asset Sale Offer and shall state:

(1)          that the Asset Sale Offer is being made pursuant to this Section 3.8 and Section 4.16 and the length of time the Asset Sale Offer shall remain open;

(2)          the Offer Amount, the purchase price and the Purchase Date;

(3)          that any Note not tendered or accepted for payment shall continue to accrue interest;

(4)          that, unless the Company or such Restricted Subsidiary defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;

(5)          that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Company, such Restricted Subsidiary, the Depository or a paying agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date;

(6)          that Holders shall be entitled to withdraw their election if the Company, such Restricted Subsidiary, the Depository or a paying agent, as the case may be, receives, not later than the close of business on the Business Day preceding the termination of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder’s election to have the Note purchased;

(7)          that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis and in accordance with the Applicable Procedures (with such adjustments as may be deemed to be appropriate by the Company or such Restricted Subsidiary so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(8)          that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

On or before 11:00 a.m. (New York City time) on the applicable Purchase Date, the Company or such Restricted Subsidiary shall irrevocably deposit with the Trustee or paying agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount, together with accrued interest thereon, to be held for payment in accordance with the terms of this Section 3.8.  On such Purchase Date, the Company or such Restricted Subsidiary shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent applicable, an aggregate principal amount equal to the Offer Amount of Notes and other Pari Passu Indebtedness (in accordance with the terms of Section 4.16) tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes and such other Pari Passu Indebtedness or portions thereof tendered, (ii) deliver or cause the Depository or paying agent, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company or such Restricted Subsidiary in accordance with the terms of this Section 3.8.  The Company, such Restricted Subsidiary, the Depository or paying agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price with respect to the Notes tendered by such Holder and accepted by the Company or such Restricted Subsidiary for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered.  Any Note not accepted in the Asset Sale Offer shall be promptly mailed or delivered by the Company or such Restricted Subsidiary to the Holder thereof.

The Asset Sale Offer shall be made by the Company or a Restricted Subsidiary in compliance with all applicable laws, including, without limitation, Regulation 14E of the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer, and all other applicable federal and state securities laws.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.8, the Company or such Restricted Subsidiary shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Sections 3.8 or 4.16 by virtue of such conflict.

Each purchase pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.5 to the extent applicable.

In the event the amount of Net Proceeds to be applied to an Asset Sale Offer would result in the purchase of a principal amount of Notes which is not evenly divisible by $1,000, the Trustee or the paying agent shall promptly refund to the Company or such Restricted Subsidiary, upon receipt of written direction, the portion of such Net Proceeds that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

To the extent that the aggregate amount of Notes and other Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company or any Restricted Subsidiary may use any remaining Asset Sale Offer Amount for general corporate purposes (including the repurchase of Indebtedness contractually subordinated in right of payment to the Notes to the extent not otherwise prohibited under this Indenture).  Upon completion of such offer to purchase, the Asset Sale Offer Amount shall be reset at zero.

Section 3.9           Offers to Purchase.

In connection with any Change of Control Offer or Alternate Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such offer and the Company, or any other Person making a Change of Control Offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such other Person will have the right (in their sole discretion), upon not less than 10 nor more than 60 days’ prior notice, given not more than 10 days after such purchase pursuant to the Change of Control Offer, to redeem all Notes that remain outstanding after such purchase at a redemption price in cash equal to the price offered to each other Holder in such offer, plus accrued and unpaid interest, to, but not including, the date of redemption, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Article IV.

COVENANTS

Section 4.1           Payment of Principal and Interest.

The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

Principal, premium, if any, and interest shall be considered paid on the date due if the paying agent holds, as of 11:00 a.m. (New York City time) on the due date, money deposited by the Company in immediately available funds in U.S. Dollars and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.2           Reports.

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to Holders (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:

(1)          all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)          all financial information that would be required to be included in a Form 8-K filed with the SEC if the Company were required to file such reports.

The Trustee shall have no liability or responsibility for the filing, timeliness or content of any such reports, documents or information filed by the Company and delivery of such reports, documents or information to the Trustee is for informational purposes only and receipt of such shall not constitute constructive notice thereof or any information contained therein.

In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to investors who request it in writing.  The Company will not take any action for the purpose of causing the SEC not to accept any such filings.  If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.  The Trustee shall have no liability or responsibility for the filing, content or timeliness of any such report.

Notwithstanding the foregoing, if at any time the Notes are Guaranteed by any direct or indirect parent company of the Company, the Company shall satisfy its obligations under this covenant with respect to financial information relating to the Company by furnishing financial information relating to such direct or indirect parent company; provided, however, that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent company and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company, the Subsidiary Guarantors and the other Subsidiaries of the Company on a standalone basis, on the other hand.

Section 4.3           [Reserved].

Section 4.4           Compliance Certificate.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge).

The Company will, so long as any Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.5           Stay, Extension and Usury Laws.

Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and each of the Company and the Subsidiary Guarantors (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.6           Corporate Existence.

Subject to Article V and any covenants included in this Indenture or in a supplemental indenture relating to the release of Subsidiary Guarantors or the consolidation, merger or amalgamation of Restricted Subsidiaries, the Company and each of the Restricted Subsidiaries shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence in accordance with the respective organizational documents (as the same may be amended from time to time), and (ii) the rights (charter and statutory), licenses and franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company and the Restricted Subsidiaries shall not be required to preserve any such right, license or franchise if an Officer of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Restricted Subsidiaries and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.7           Taxes.

The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies, except (i) as contested in good faith and by appropriate proceedings or (ii) the nonpayment of which would not materially adversely affect the business, condition (financial or otherwise), operations, performance or properties of the Company and its Subsidiaries, taken as a whole.

Section 4.8           Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, registrar or co-registrar) where the Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of such Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

Section 4.9           Restricted Payments. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(1)          declare or pay any dividend or make any distribution on account of the Company’s Equity Interests (other than dividends or distributions payable in Equity Interests of the Company (other than Disqualified Stock));

(2)          purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company;

(3)          purchase, redeem or otherwise acquire or retire prior to the date that is one year prior to the scheduled maturity for value any Indebtedness (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) that is contractually subordinated in right of payment to the Notes or the Note Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

(4)          make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”);

unless, at the time of such Restricted Payment:

(i)              no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii)             other than in respect of Restricted Payments as defined in clause (4) of the definition thereof, the Company would, at the time of such Restricted Payment, on a Pro Forma Basis, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of Section 4.10; and

(iii)            such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and the Restricted Subsidiaries after October 1, 1996 (excluding Restricted Payments permitted by clauses (2) through (11) of the next succeeding paragraph and any Restricted Payments in respect of the defeasance, redemption, repurchase, retirement or other acquisition or retirement for value of any Indebtedness prior to the date hereof that would have been contractually subordinated in right of payment to the Notes) would be less than (a) the cumulative EBITDA of the Company, minus 1.75 times the cumulative Consolidated Interest Expense of the Company, in each case for the period (taken as one accounting period) from June 30, 1996, to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus (b) the aggregate net Equity Proceeds received by the Company from the issuance or sale since October 1, 1996 of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests or convertible debt securities sold to a Restricted Subsidiary and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (c) an amount equal to the net reduction in Investments since October 1, 1996 (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds have already been included in the calculation of cumulative EBITDA) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”) not to exceed, in each case, the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person), plus (d)  $2.0 million.

The foregoing provisions will not prohibit:

(1)          the payment of any dividend or the consummation of any irrevocable repurchase, redemption, defeasance or other acquisition or retirement within 60 days after the date of declaration of the dividend or giving of the notice of repurchase, redemption, defeasance or other acquisition or retirement, as the case may be, if at the date of declaration or notice, the dividend or repurchase, redemption, defeasance or other acquisition or retirement would have complied with the provisions of this Indenture;

(2)          the making of any Restricted Payment in exchange for, or with the net cash proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net Equity Proceeds for purposes of clause (iii)(b) of the first paragraph of this Section 4.9 or clause (9) of this paragraph and will not be considered to be net cash proceeds from a Qualified Equity Offering for purposes of Section 3.6;

(3)          the defeasance, redemption, repurchase, retirement or other acquisition or retirement for value of Indebtedness that is contractually subordinated in right of payment to the Notes or the Note Guarantees, as applicable (including all accrued interest on the Indebtedness, all accrued and unpaid dividends on Disqualified Stock, and the amount of all penalties, fees, costs, expenses, discounts and premiums incurred in connection therewith and any original issue discount or debt issuance costs with respect thereto), in exchange for, or with the net cash proceeds of, the issuance and sale (other than to the Company or any Restricted Subsidiary) of Refinancing Indebtedness not more than 90 days before or after such defeasance, redemption, repurchase, retirement or other acquisition or retirement for value;

(4)          the repurchase of any Indebtedness contractually subordinated in right of payment to the Notes or the Note Guarantees, as applicable, at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a Change of Control in accordance with provisions similar to the covenant set forth in Section 4.17, provided that prior to or contemporaneously with such repurchase the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

(5)          the purchase, redemption, or other acquisition or retirement of Indebtedness subordinated in right of payment to the Notes or any Note Guarantee (including all accrued interest on the Indebtedness, all accrued and unpaid dividends on Disqualified Stock, and the amount of all penalties, fees, costs, expenses, discounts and premiums incurred in connection therewith and any original issue discount or debt issuance costs with respect thereto) (A) with any Excess Proceeds remaining after completion of an Asset Sale Offer (assuming such Excess Proceeds were not reset at zero) or (B) at a purchase price not greater than 100% of the principal amount of such Indebtedness, plus accrued and unpaid interest thereon in the event of Asset Sale, to the extent required by the terms of such Indebtedness; provided that the Company shall have first complied with its obligations under Section 4.16;

(6)          the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7)          so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary issued on or after the date hereof in accordance with the Leverage Ratio test described in Section 4.10;

(8)          payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(9)          additional payments to current or former employees, officers, directors or consultants (or their respective transferees, estates or beneficiaries) of the Company for repurchases of stock, stock options or other equity interests in an aggregate amount up to $5.0 million in any year, with unused amounts in any year permitted to be carried over to succeeding fiscal years; provided, further, that such amount in any year under this clause may be increased by an amount not to exceed:

(i)              the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, the net cash proceeds from the sale of Equity Interests of any parent of the Company, in each case, to any future, current or former employees, officers, consultants or directors of the Company, any of its Subsidiaries, or any parent of the Company that occurs after the Issue Date, to the extent the net cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clauses (i)-(iii) of the first paragraph of this Section 4.9 or clause (2) of this paragraph; plus

(ii)             the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries (or by any parent of the Company to the extent contributed to the Company) after the Issue Date; minus

(iii)            the amount of any Restricted Payments previously made with the cash proceeds described in the foregoing sub-clauses (i) and (ii) of this clause (9);

provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by sub-clauses (i) and (ii) above in any twelve-month period;

(10)        any Restricted Payment so long as after giving effect thereto, the Senior Leverage Ratio would be less than 4.5 to 1.0; and

(11)        so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount under this clause (11) since the date of this Indenture not to exceed the greater of (x) $275.0 million and (y) 25% of Adjusted EBITDA (determined as of the date of any Restricted Payment pursuant to this clause (11)).

Notwithstanding the foregoing, the Company may declare or pay any dividend or make any distribution on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock, so long as (1) such dividend or distribution is intended to be part of a distribution of the Company’s earnings and profits in connection with the Company’s conversion to a REIT or (2) the Company believes in good faith that it qualifies as a “real estate investment trust” under Section 856 of the Code (or any successor provision) and that the declaration or payment of such dividend or making of such distribution is necessary either (i) to maintain the Company’s status as a REIT for any taxable year or (ii) to enable the Company to avoid payment of any tax for any taxable year that could be avoided by reason of paying such dividend or making such distribution by the Company to its stockholders, with such dividend to be paid or distribution to be made as and when determined by the Company, whether during or after the end of the relevant taxable year.

If an Investment results in the making of a Restricted Payment, the aggregate amount of all Restricted Payments deemed to have been made as calculated under the foregoing provision shall be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise) to the extent such net reduction is not included in the Company’s EBITDA; provided, however, that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (a) the cash proceeds received by the Company and the Restricted Subsidiaries in connection with such net reduction and (b) the initial amount of such Investment.  In addition, for the avoidance of doubt and to avoid double counting, if an Investment results in the making of a Restricted Payment, then the subsequent assignment, contribution, distribution or other transfer of such Investment by the Company or any Restricted Subsidiary to any Excluded Restricted Subsidiary or Unrestricted Subsidiary shall not be considered a new Investment or Restricted Payment and shall not further reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this Section.

If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, such Investment will no longer be counted as a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments.

For purposes of determining compliance with this covenant, in the event that a Restricted Payment or Investment (or a portion thereof) meets the criteria of more than one of the categories described in the second paragraph of this Section 4.9, or is permitted pursuant to clause (i), (ii) or (iii) of the first paragraph of this Section 4.9 or pursuant to the definition of “Permitted Investments,” the Company will be entitled to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or Investment (or, in each case, portion thereof) in any manner that complies with this covenant.

For the purpose of making any Restricted Payment calculations under this Indenture:

(1)          Investments shall include the Fair Market Value of the net assets of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the net assets of any Unrestricted Subsidiary that is designated as a Restricted Subsidiary and, for the avoidance of doubt, such inclusions and exclusions will not be limited by the amount of any Investment or aggregate Investments;

(2)          any asset or property transferred to or from an Unrestricted Subsidiary shall be valued at Fair Market Value at the time of such transfer; provided that, for the avoidance of doubt, the Fair Market Value (as so determined) of such asset or property shall be subtracted from (in the case of a transfer to an Unrestricted Subsidiary) or added to (in the case of a transfer from an Unrestricted Subsidiary) the calculation under clause (iii) of the first paragraph of this Section; and

(3)          the amount of any Restricted Payment, if other than cash, shall be determined by the Company, whose good faith determination shall be conclusive.

The Company’s Board of Directors may designate a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 4.15.  Upon such designation, all outstanding Investments by the Company and the Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments made at the time of such designation.  Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 4.10         Incurrence of Indebtedness and Issuance of Preferred Stock.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable with respect to (or, collectively, “incur”) any Indebtedness (including Acquired Debt) and the Company shall not permit any Restricted Subsidiary to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness and may permit a Restricted Subsidiary to incur Indebtedness or issue preferred stock if, at the time of such incurrence or issuance and after giving effect thereto on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), the Leverage Ratio would be less than 7.0 to 1.0.

The foregoing limitations shall not apply to:

(1)          the incurrence by the Company or any Restricted Subsidiary of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Restricted Subsidiaries thereunder) not to exceed $3,260.0 million;

(2)          the issuance of the Note Guarantees on the date hereof;

(3)          the incurrence by the Company and the Restricted Subsidiaries of the Existing Indebtedness;

(4)          the issuance of the Notes on the date hereof;

(5)          the incurrence by the Company and the Restricted Subsidiaries of Capital Lease Obligations, mortgage financings and/or Indebtedness constituting purchase money obligations, including all Refinancing Indebtedness incurred with respect thereto, up to an aggregate at any one time outstanding of the greater of (i) $250.0 million and (ii) 5.0% of Consolidated Total Assets as of any date of incurrence;

(6)          the incurrence or issuance of Indebtedness or preferred stock between (i) the Company and the Restricted Subsidiaries and (ii) the Restricted Subsidiaries;

(7)          the incurrence by the Company and the Restricted Subsidiaries of Hedging Obligations not for purposes of speculation;

(8)          the incurrence by the Company and the Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety, bid, appeal or similar bonds, completion guarantees, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(9)          the incurrence by the Company and the Restricted Subsidiaries of Indebtedness consisting of “earn-out” obligations, Guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

(10)        the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five (5) Business Days;

(11)        the Guarantee by the Company or any Subsidiary Guarantor of Indebtedness of the Company or a Restricted Subsidiary and the Guarantee by any non-Guarantor Subsidiary of Indebtedness of another non-Guarantor Subsidiary, in each case, to the extent that the Guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.10; provided that if the Indebtedness being Guaranteed is contractually subordinated to the Notes or the Note Guarantees, as applicable, then the Guarantee must be subordinated to the same extent as the Indebtedness Guaranteed;

(12)         the incurrence by the Company and the Restricted Subsidiaries of Refinancing Indebtedness issued in exchange for, or the proceeds of which are used to repay redeem, defease, extend, refinance, renew, replace or refund, Indebtedness (other than intercompany Indebtedness) referred to in clauses (2) through (5) above, this clause (12) or clause (13) below or that was otherwise permitted to be incurred pursuant to the test set forth in the first paragraph of this Section 4.10;

(13)        the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13), not to exceed $50.0 million;

(14)        Acquired Debt and any other Indebtedness incurred to finance a merger, consolidation or other acquisition; provided that on a Pro Forma Basis, either (A) the Company’s Leverage Ratio would be equal to or less than the Company’s Leverage Ratio immediately prior to such merger, consolidation or other acquisition or (B) the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this Section 4.10;

(15)        Indebtedness the net proceeds of which have been deposited in escrow to finance the repayment or redemption of such Indebtedness pursuant to customary escrow arrangements pending the release thereof;

(16)        Indebtedness that has been discharged;

(17)        Indebtedness deemed to exist pursuant to the terms of a Joint Venture agreement as a result of a failure of the Company or a Restricted Subsidiary to make a required capital contribution therein; provided that the only recourse on such Indebtedness is limited to the Company’s or such Restricted Subsidiary’s equity interests in the related Joint Venture;

(18)        (i) Indebtedness representing deferred compensation to employees of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business, and (ii) Indebtedness consisting of obligations of the Company or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with any Investment permitted under Section 4.9; and

(19)        Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount up to 100% of the Equity Proceeds received by the Company after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) to the extent such Equity Proceeds have not been applied pursuant to clause (iii)(b) of the first paragraph of Section 4.9, or clause (2) or clause (9) of the second paragraph of Section 4.9, to make Restricted Payments, and provided, that any such Equity Proceeds shall be excluded for purposes of making Restricted Payments pursuant to any of clause (iii)(b) of the first paragraph of Section 4.9, or clause (2) or clause (9) of the second paragraph of Section 4.9, to the extent the Company or any Restricted Subsidiary incur Indebtedness in reliance thereon.

Notwithstanding the foregoing, Restricted Subsidiaries that are non-Guarantor Subsidiaries will not be permitted to incur Indebtedness or issue preferred stock pursuant to the first paragraph of this Section 4.10 or clause (13) above if, after giving effect to such incurrence or issuance, the aggregate principal amount of Indebtedness of such Restricted Subsidiaries that are non-Guarantor Subsidiaries (excluding intercompany Indebtedness between or among the Company and the Restricted Subsidiaries) outstanding pursuant to such first paragraph or such clause, together with the aggregate liquidation preference of preferred stock issued by such Restricted Subsidiaries that are non-Guarantor Subsidiaries (excluding intercompany preferred stock issued between or among the Company and the Restricted Subsidiaries) outstanding pursuant to such provisions, would exceed the greater of (x) $1.25 billion and (y) 1.25x Adjusted EBITDA as of any date of incurrence.

The Company will not incur, and the Company will not permit any Subsidiary Guarantor to incur, any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or a Subsidiary Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

For purposes of determining compliance with this Section 4.10, for the avoidance of doubt, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.10, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.10.  Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued and authenticated under this Indenture will at all times be deemed to have been incurred on such date in reliance on the exception provided by clause (1) above.  The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.10; provided, in each such case, that the amount thereof is included in the Consolidated Interest Expense of the Company as accrued.

For purposes of determining compliance with any U.S. Dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar-equivalent principal amount of Indebtedness denominated in a currency other than U.S. Dollars will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease, or that is exchanged for, other Indebtedness denominated in a currency other than U.S. Dollars, and such extension, replacement, refunding, refinancing, renewal, defeasance or exchange would cause the applicable U.S. Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal, defeasance or exchange, such U.S. Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed, defeased or exchanged.  Notwithstanding any other provision of this Section 4.10, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.10 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)          the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)          the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)          in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(i)              the Fair Market Value of such assets at the date of determination; and

(ii)             the amount of the Indebtedness of the other Person.

In connection with the incurrence of (i) revolving loan Indebtedness under this Section 4.10 or (ii) any commitment relating to the incurrence of Indebtedness under this Section 4.10 and (in respect of both (i) and (ii)) the granting of any Lien to secure any such Indebtedness, the Company or the applicable Restricted Subsidiary may designate, such incurrence and the granting of any such Lien as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual incurrence or granting of any such Lien therefor will be deemed for all purposes under this Indenture to have been incurred or granted on such Deemed Date, including, without limitation, for purposes of calculating the Leverage Ratio and usage of any other baskets or ratios under this Indenture (as applicable).

The amount of Indebtedness that may be incurred pursuant to any provision of this Section 4.10 or secured pursuant to Section 4.11 (i) shall be deemed to include all amounts necessary to renew, refund, redeem, refinance, replace, restructure, defease or discharge any such Indebtedness incurred and/or secured pursuant to such provisions, including after giving effect to additional Indebtedness in an amount equal to the aggregate amount of fees, premia, underwriting discounts and other costs and expenses incurred in connection with such renewal, refund, redemption, refinancing, replacement, restructuring, defeasance or discharge; and (ii) in any case where such amounts are or may be based on Consolidated Total Assets or Adjusted EBITDA (or any ratio of which Adjusted EBITDA is a component), shall not be deemed to be exceeded, with respect to such incurrence or grant of Lien, due solely to the result of fluctuations in the amount of Consolidated Total Assets or Adjusted EBITDA (and, for the avoidance of doubt, such Indebtedness and such Lien will be permitted to be refinanced or replaced notwithstanding that, after giving effect to such refinancing or replacement, such excess will continue).

Section 4.11         Liens.

Neither the Company nor any Restricted Subsidiary may directly or indirectly create, incur, assume or suffer to exist any Lien securing Indebtedness (other than a Permitted Lien) upon any property or assets now owned or hereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income therefrom, unless (a) in the case of any Lien securing any Indebtedness that is contractually subordinate to the Notes or any Note Guarantee, as applicable, the Notes or any such Note Guarantee are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (b) in the case of any other Lien securing Indebtedness, the Notes or the applicable Note Guarantee are equally and ratably secured with the obligation or liability secured by such Lien.

For purposes of determining compliance with this Section 4.11, (i) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of Section 4.11 but may be permitted in part under any combination thereof and (ii) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this Section 4.11, the Company may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred or issued at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.11 and at the time of incurrence, issuance, classification or reclassification will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this Section 4.11 and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being incurred, issued or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to the first paragraph of this Section 4.11 without including such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be incurred or issued pursuant to any other clause or paragraph (or portion thereof) at such time.

With respect to any revolving loan Indebtedness or commitment relating to the incurrence of Indebtedness that is designated to be incurred on any date pursuant to the second to last paragraph of Section 4.10, any Lien that does or that shall secure such Indebtedness may also be designated by the Company or any Restricted Subsidiary to be incurred on such date and, in such event, any related subsequent actual incurrence of such Lien shall be deemed for all purposes under this Indenture to be incurred on such prior date, including for purposes of calculating usage of any “Permitted Lien.”

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness that is not deemed to be an incurrence of Indebtedness for purposes of Section 4.10.

Section 4.12         Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)          (i) pay dividends or make any other distributions to the Company or any Restricted Subsidiary (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any Restricted Subsidiary;

(2)          make loans or advances to the Company or any Restricted Subsidiary; or

(3)          transfer any of its properties or assets to the Company or any Restricted Subsidiary.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)          agreements governing Existing Indebtedness as in effect as of the date hereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the agreements governing Existing Indebtedness as in effect on the date hereof;

(2)          the Credit Agreement as in effect as of the date hereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date hereof;

(3)          this Indenture and the Notes;

(4)          applicable law, including, for the avoidance of doubt, any applicable rule, regulation or order;

(5)          any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(6)          customary non-assignment provisions in contracts, licenses or leases entered into in the ordinary course of business and consistent with past practices;

(7)          any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)          restrictions on the transfer of property subject to mortgages, purchase money obligations or Capital Lease Obligations otherwise permitted by clause (5) of Section 4.10;

(9)          permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced;

(10)        Liens permitted to be incurred under Section 4.11 that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)        provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Permitted Investment) entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12)        restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13)        agreements governing other Indebtedness permitted to be incurred under the provisions of Section 4.10 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein will not materially affect the Company’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by senior management or the Board of Directors of the Company); and

(14)        any Lien or restriction on a Securitization Subsidiary that, in the good faith judgment of senior management or the Board of Directors of the Company, is reasonably required in connection therewith; provided, however, that such restrictions only apply to Securitization Subsidiaries.

Section 4.13         Transactions with Affiliates.

The Company shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration made by the Company or any Restricted Subsidiary in excess of $25.0 million, unless:

(a)           such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a non-Affiliated Person; and

(b)           with respect to any Affiliate Transaction involving aggregate payments in excess of $200.0 million, the Company delivers to the Trustee a resolution of the Company’s Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Company’s Board of Directors.

The following items shall not be deemed Affiliate Transactions and therefore, will not be subject to the provisions of the prior paragraph:

(1)          any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any Restricted Subsidiary in the ordinary course of business and payments thereto;

(2)          transactions between or among the Company and one or more Restricted Subsidiaries;

(3)          transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)          payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any Restricted Subsidiary;

(5)          any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(6)          Restricted Payments and Permitted Investments that do not violate the provisions of Section 4.9;

(7)          payments to an Affiliate in respect of the Notes or any other Indebtedness of the Company or any Restricted Subsidiary on the same basis as concurrent payments made or offered to be made in respect thereof to non-Affiliates;

(8)          loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

(9)          any transaction effected as part of a Qualified Securitization Facility, or any transaction involving the transfer of Receivables of the type specified in the definition of “Credit Facilities” and permitted under paragraph (1) of Section 4.10;

(10)        any transfers by the Company or any Restricted Subsidiary to, and any lease entered into by the Company or any Restricted Subsidiary with, a wholly owned Unrestricted Subsidiary in connection with a Sale and Leaseback Transaction permitted under this Indenture;

(11)        transactions with Joint Ventures and Subsidiaries thereof and Unrestricted Subsidiaries that are approved by a majority of the disinterested members of the Company’s Board of Directors (or by the audit committee or any committee of the Board of Directors consisting of disinterested members of the Board of Directors) (a director shall be disinterested if he or she has no interest in such Joint Venture or Unrestricted Subsidiary other than through the Company and its Restricted Subsidiaries);

(12)        any transaction with respect to which the Company or any of its Restricted Subsidiaries obtains an opinion as to the fairness to the Company or such Restricted Subsidiary, as applicable, of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing;

(13)        transactions with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(14)        any lease entered into between the Company or any Restricted Subsidiary, as lessee and any Affiliate of the Company, as lessor, which is approved by the Board of Directors of the Company in good faith, or any lease entered into between the Company or any Restricted Subsidiary, as lessee, and any Affiliate of the Company, as lessor, in the ordinary course of business;

(15)        intellectual property licenses in the ordinary course of business;

(16)        payments to and from, and transactions with, any Joint Ventures entered into in the ordinary course of business or consistent with past practice (including, including without limitation, any cash management activities related thereto);

(17)        the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to stockholders of the Company or any parent of the Company pursuant to a stockholders agreement or a registration rights agreement entered into on or after the Issue Date in connection therewith or similar equity holder’s agreements or limited liability company agreements; and

(18)        transactions between the Company or any Restricted Subsidiary and any Person, which is an Affiliate solely due to a director or directors of such Person (or a parent company of such Person) also being a director of the Company; provided, however, that any such director abstains from voting as a director of the Company on any matter involving such other Person.

Section 4.14         Additional Note Guarantees.

No Restricted Subsidiary (other than an Excluded Restricted Subsidiary and, following the release or termination of all Guarantees by a Foreign Subsidiary Holdco of any Indebtedness of the Company or its other Subsidiaries other than the Notes, such Foreign Subsidiary Holdco) may, after the date hereof, Guarantee the payment of (a) any Indebtedness of the Company or any Subsidiary Guarantor under any Credit Facility or (b) any Indebtedness of the Company or any Subsidiary Guarantor evidenced by bonds, notes or other debt securities in an aggregate principal amount of $10.0 million or more, unless such Restricted Subsidiary shall also execute within 60 days following the date on which such requirement arose a Note Guarantee and delivered an Opinion of Counsel and Officers’ Certificate to the Trustee with respect thereto, in accordance with the terms of this Indenture.

No Subsidiary Guarantor may consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person (other than the Company), whether or not affiliated with such Subsidiary Guarantor unless:

(1)          subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under its Note Guarantee pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and

(2)          immediately after giving effect to such transaction, no Default or Event of Default exists.

The Note Guarantee of a Subsidiary Guarantor will automatically be released:

(1)          in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor by way of consolidation, merger or otherwise to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.16 and the Subsidiary Guarantor ceases to be a Restricted Subsidiary as a result of the sale or other disposition;

(2)          in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor by way of consolidation, merger or otherwise to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.16 and the Subsidiary Guarantor ceases to be a Restricted Subsidiary as a result of the sale or other disposition;

(3)          if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of Section 4.15;

(4)          upon legal defeasance or covenant defeasance of this Indenture as provided below under Article VIII; or

(5)          for any Foreign Subsidiary Holdco, concurrently with the release or termination of all Guarantees by such Foreign Subsidiary Holdco of any Indebtedness of the Company or its other Subsidiaries other than the Notes.

Section 4.15         Designation of Unrestricted Subsidiaries.

The Company’s Board of Directors may designate any Subsidiary (including any Restricted Subsidiary or any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as:

(1)          any Investment in such Subsidiary deemed to be made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 4.9; and

(2)          neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other Equity Interests in such Subsidiary, or to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results other than as permitted under Section 4.9.

For the avoidance of doubt, the provisions of this Section 4.15 shall not limit or restrict the ability of any Restricted Subsidiary to sell, transfer or otherwise dispose of any properties or assets to any other Subsidiary, including any Unrestricted Subsidiary, to the extent such sale, transfer or other disposition is permitted under Section 4.13 or Section 4.16.

The Company’s Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if:

(1)          such Indebtedness is permitted under Section 4.10; and

(2)          no Default or Event of Default would occur as a result of such designation.

Section 4.16         Asset Sales.

The Company shall not, and shall not permit any Restricted Subsidiary to:

(1)          sell, lease, convey or otherwise dispose of any assets (including by way of a Sale and Leaseback Transaction, but excluding a Qualifying Sale and Leaseback Transaction) other than (a) the sale, lease or other transfer of real estate, products, inventory, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and the Restricted Subsidiaries taken as whole), (b) licenses and sublicenses by the Company or any Restricted Subsidiary of software or intellectual property in the ordinary course of business, (c) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business, (d) the granting of Liens not prohibited by Section 4.11 or (e) the sale or other disposition of cash or Cash Equivalents (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company will be governed by Sections 4.17 and/or 5.1 and not by the provisions of this Section 4.16); or

(2)          issue or sell Equity Interests of any Restricted Subsidiary,

that, in the case of either clause (1) or (2) above, whether in a single transaction or a series of related transactions:

(i)              has a Fair Market Value in excess of $10.0 million; or

(ii)             results in Net Proceeds in excess of $10.0 million (each of the foregoing, an “Asset Sale”),

unless (x) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary in the Asset Sale and all other Asset Sales since the Issue Date on a cumulative basis is in the form of (i) cash, (ii) Cash Equivalents, (iii) like-kind assets, (iv) other assets used in or useful in the Company’s business or (v) Designated Non-Cash Consideration having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (B)(y)(v) that is at the time outstanding, not to exceed the greater of (i) $50.0 million and (ii) 1.0% of Consolidated Total Assets as of the date of such Asset Sale (in each case as determined in good faith by the Company);

provided, however, that the amount of any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets, and any notes, securities or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) or Cash Equivalents within 180 days of such Asset Sale, shall be deemed to be cash for purposes of this provision; and provided, further, that the 75% limitation referred to in the foregoing clause (B)(y) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.  For the avoidance of doubt, a disposition that constitutes a Restricted Payment or Permitted Investment will be governed by the provisions of Section 4.9 and not by this Section 4.16.

A transfer of assets or issuance of Equity Interests by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary will not be deemed to be an Asset Sale.

Within 365 days of any Asset Sale, the Company or any Restricted Subsidiary may, at its option, apply an amount equal to the Net Proceeds from such Asset Sale either:

(1)          to repay (a) Indebtedness and other obligations that are secured by a Lien or (b) Indebtedness of a Restricted Subsidiary other than a Guarantor;

(2)          to an investment in another business or capital expenditure or to other long-term assets, in each case, in the same line of business as the Company or any Restricted Subsidiary is then engaged or in businesses similar or reasonably related thereto;

(3)          (a) to repay, prepay, redeem or purchase the Notes or (b) to repay other Indebtedness of the Company or a Subsidiary Guarantor that ranks pari passu in right of payment with the Notes or any Note Guarantee, as applicable (“Pari Passu Indebtedness”); provided that, to the extent the Company elects to repay such Pari Passu Indebtedness, the Company shall also equally and ratably, at its option, (i) redeem the Notes pursuant to the optional redemption provisions of this Indenture; (ii) offer to reduce Indebtedness under the Notes by making an offer (in accordance with the procedures set forth in Section 3.8) to Holders at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in Section 3.8; or (iii) purchase the Notes through privately negotiated transactions or open market purchases in a manner that complies with this Indenture and applicable securities law at a purchase price of at least 100% of the principal amount thereof, plus the amount of accrued but unpaid interest thereon up to the principal amount of Notes to be repurchased; and/or

(4)          a combination of the repayments and investments permitted by the foregoing clauses (1) through (3).

Notwithstanding the foregoing, if within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the Restricted Subsidiary, as the case may be) enters into a binding written agreement irrevocably committing the Company or such Restricted Subsidiary to an application of funds of the kind described in clause (2) above within 180 days of such contractual commitment (an “Acceptable Commitment”), the Company or such Restricted Subsidiary shall be deemed not to be in violation of the preceding paragraph so long as such application of funds is consummated within 545 days of the receipt of such Net Proceeds. In the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds (defined below) unless the Company or such Restricted Subsidiary enters into another Acceptable Commitment within 180 days of such cancellation or termination (a “Second Commitment”) and such Net Proceeds are actually applied in such manner within 180 days from the date of the Second Commitment; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds to the extent 720 days have elapsed since the date of receipt of such Net Proceeds by the Company or a Restricted Subsidiary.

Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce revolving credit Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.  On the 365th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or such Restricted Subsidiary determines not to apply the Net Proceeds relating to such Asset Sale as set forth in clauses (1) through (4) of the second preceding paragraph (an “Asset Sale Offer Trigger Date”), such aggregate amount of Net Proceeds (rounded down to the nearest $1,000) that has not been applied on or before such Asset Sale Offer Trigger Date as permitted in clauses (1) through (4) of the second preceding paragraph or the last provision of this paragraph (an “Asset Sale Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (an “Asset Sale Offer”) to all Holders and, to the extent required by the terms of any Pari Passu Indebtedness, to all holders of Pari Passu Indebtedness, on a date (such date, an “Asset Sale Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Asset Sale Offer Trigger Date, from all Holders (and holders of any such Pari Passu Indebtedness) on a pro rata basis, the maximum amount of Notes and Pari Passu Indebtedness equal to the Asset Sale Offer Amount at a price equal to 100% of the principal amount of the Notes and Pari Passu Indebtedness to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.  The Company and the Restricted Subsidiaries shall comply with the requirements of Regulation 14E as described under Section 3.8; provided, however, the Company and the Restricted Subsidiaries may defer an Asset Sale Offer until there is an aggregate unutilized Asset Sale Offer Amount equal to or in excess of $25.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Asset Sale Offer Amount, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to this Section 4.16 and Section 3.8). Upon completion of an Asset Sale Offer (including payment for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds and the amount of Excess Proceeds shall be reset to zero.

Section 4.17         Change of Control Offer.

(a)           Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase (the “Change of Control Payment”). In connection with any Change of Control Offer, the Company may, in its sole discretion, elect to offer a premium (the “Early Tender Premium”) to holders of Notes who tender their notes early in connection with such Change of Control Offer; provided that the minimum payment offered to any holder of the Notes is no lower than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to, but excluding, the date of purchase. In addition, the Company may determine, in its sole discretion, to require as a condition to the receipt of such Early Tender Premium that holders (i) provide consents to any requested amendments of this Indenture and (ii) waive any withdrawal rights in connection with the Change of Control Offer.

Within 30 calendar days following any Change of Control, the Company shall deliver a notice to each Holder stating:

(1)          that the Change of Control Offer is being made pursuant to this Section 4.17 and that all Notes tendered shall be accepted for payment;

(2)          the purchase price and the purchase date, which shall be no earlier than 15 calendar days and no later than 60 calendar days from the date such notice is delivered (the “Change of Control Payment Date”);

(3)          that any Note not tendered shall continue to accrue interest;

(4)          that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

(5)          that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the paying agent at the address specified in such notice prior to the close of business on the fifth Business Day preceding the Change of Control Payment Date;

(6)          that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; and

(7)          that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable to the repurchase of the Notes in connection with a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.17, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

(b)           On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)          accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

(2)          deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)          deliver or cause to be delivered to the Trustee or the paying agent the Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof tendered to the Company.

The paying agent shall promptly deliver to each Holder so accepted the Change of Control Payment for such Notes, and the Trustee or the Authentication Agent shall promptly authenticate, subject to the provisions hereof, and deliver to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.17 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer; (ii) in connection with or in contemplation of any Change of Control, the Company or any third party has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment price and has purchased all Notes validly tendered and not withdrawn under such Alternate Offer; or (iii) a notice of redemption of all outstanding Notes has been given pursuant to Section 3.6, unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.18         Changes in Covenants When Notes Are Rated Investment Grade.

If on any date following the date hereof:

(1)          at least two of the following events occurs:

(i)              the Notes are rated Baa3 or better by Moody’s,

(ii)             the Notes are rated BBB- or better by S&P, or

(iii)            the Notes are rated BBB- or better by Fitch,

(or, if any such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act selected by the Company as a replacement agency); and

(2)          no Default or Event of Default shall have occurred and be continuing,

then, beginning on that date and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, (i) Sections 3.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15 and 4.16 and clause (4) of Section 5.1 shall no longer be applicable as to the Notes and the Note Guarantees and (ii) for purposes of Section 4.17, a Change of Control will only be deemed to occur in the event of a Rating Decline.

Article V.
SUCCESSORS

Section 5.1           Merger, Consolidation or Sale of Assets.

The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

(1)          either (i) the Company is the surviving entity or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2)          the Person formed by or surviving any such consolidation or merger (if other than the Company), or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, assumes all the obligations of the Company under the Notes and this Indenture (pursuant to a supplemental indenture in a form satisfactory to the Trustee);

(3)          immediately after such transaction no Default or Event of Default exists; and

(4)          either (i) the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, will, at the time of such transaction and on a Pro Forma Basis, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of Section 4.10 or (ii) at the time of such sale, assignment, transfer, lease, conveyance or other disposition shall have been made on a Pro Forma Basis, the Leverage Ratio would have been no higher than the Leverage Ratio immediately prior to such transaction.

This Section 5.1 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and the Restricted Subsidiaries.  Clauses (3) and (4) of the first paragraph of this Section 5.1 will not apply to any consolidation or merger of the Company (i) with or into a Restricted Subsidiary for any purpose or (ii) with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction in the United States.

Section 5.2           Successor Entity Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor entity formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made (the “Successor Person”) shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the Successor Person and not to the Company) and may exercise every right and power of the Company under this Indenture with the same effect as if such Successor Person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest, if any, on the Notes, except in the case of a sale of all the Company’s assets that meets the requirements of Section 5.1.

Article VI.
DEFAULTS AND REMEDIES

Section 6.1           Events of Default.

Each of the following constitutes an “Event of Default” hereunder:

(a)           default for 30 days in payment when due of interest on the Notes;

(b)           default in payment when due of the principal of or premium, if any, on the Notes;

(c)            failure by the Company to comply with Section 4.17;

(d)           failure by the Company or any Restricted Subsidiary for 60 days after written notice from the Trustee or Holders of not less than 25% of the aggregate principal amount of the then outstanding Notes to comply with any of its other agreements in this Indenture, the Notes or the Note Guarantees;

(e)           the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been so accelerated (in each case with respect to which the 30-day period described above has passed), equals $200.0 million or more at any time;

(f)            a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgments remain unpaid, undischarged or unstayed for a period of 60 days, provided that the aggregate of all such unpaid, undischarged or unstayed judgments exceeds $200.0 million;

(g)           the Company or any Restricted Subsidiary that is a Significant Subsidiary:

(i)              commences a voluntary case,

(ii)             consents to the entry of an order for relief against it in an involuntary case,

(iii)            consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv)           makes a general assignment for the benefit of its creditors, or

(v)            admits in writing that it generally is unable to pay its debts as the same become due;

in each case, pursuant to or within the meaning of any Bankruptcy Law; or

(h)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)              is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary in an involuntary case,

(ii)             appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or for all or substantially all of its property, or

(iii)            orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary, and such order or decree remains unstayed and in effect for 60 days; or

(i)            except as permitted by this Indenture or the Note Guarantees, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or the Company or any Restricted Subsidiary or any Person acting on behalf of the Company or any Restricted Subsidiary shall deny or disaffirm in writing its obligations under its Note Guarantee.

The term “Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, or any similar U.S. federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.2           Acceleration of Maturity.

In the case of an Event of Default under Section 6.1(g) or (h) with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing (subject to Section 6.15), the Trustee or Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Section 6.3           Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(a)           default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)           default is made in the payment of principal of any Note at the maturity thereof.

THEN, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4           Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, but excluding any solvent reorganization or arrangement of capital pursuant to applicable corporations legislation, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)           to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding,

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and

(c)           any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5           Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of Holders in respect of which such judgment has been recovered.

Section 6.6           Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:  To the payment of all amounts due the Trustee (acting in any capacity hereunder);

Second:  To the payment of the amounts then due and unpaid for principal of, and interest on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and

Third:  To the Company.

Section 6.7           Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)           such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)           Holders of at least 25% in aggregate principal amount of the then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)           such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)           the Trustee does not comply with such request within 60 days after its receipt of such request and offer of security or indemnity; and

(e)           during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such written request;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 6.8           Unconditional Right of Holders to Receive Principal and Interest.

Subject to Article XII, notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such Note on the Stated Maturity or Stated Maturities expressed in such Note (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9           Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10         Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11         Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12         Control by Holders.

The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(a)           such direction shall not be in conflict with any rule of law or with this Indenture,

(b)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c)           subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the proceeding so directed would reasonably be expected to expose the Trustee to personal liability.

Section 6.13         Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all Holders, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Section 6.14         Undertaking for Costs.

All parties to this Indenture agree, and each Holder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the Stated Maturity or Stated Maturities expressed in such Note (or, in the case of redemption, on the redemption date).

Section 6.15         Reporting Defaults.

Notwithstanding Section 6.2, except as provided in the second to last sentence of this paragraph, the sole remedy for any failure to comply by the Company with Section 4.2 shall be the payment of liquidated damages as described in the following sentence, such failure to comply shall not constitute an Event of Default, and Holders shall not have any right to accelerate the maturity of the Notes as a result of any such failure to comply. If a failure to comply by the Company with Section 4.2 is continuing on the day that is 60 days following the Company’s receipt of notice of such failure to comply in accordance with Section 6.1(d) (such notice, the “Reports Default Notice”), the Company will pay liquidated damages to all Holders at a rate per annum equal to 0.25% of the principal amount of the Notes then outstanding from such date to, but not including, the earlier of (x) the 121st day following the Company’s receipt of the Reports Default Notice and (y) the date on which the failure to comply by the Company with Section 4.2 shall have been cured or waived. On the earlier of the dates specified in the immediately preceding clauses (x) and (y), such liquidated damages will cease to accrue. If the failure to comply by the Company with Section 4.2 shall not have been cured or waived on or before the 121st day following the Company’s receipt of the Reports Default Notice, then the failure to comply by the Company with Section 4.2 shall on such 121st day constitute an Event of Default. A failure to comply with Section 4.2 automatically shall cease to be continuing and shall be deemed cured at such time as the Company furnishes to the Trustee the applicable information or report; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR service (or its successor) nor shall the Trustee have any liability or responsibility for the content of such reports.

Article VII.
TRUSTEE

Section 7.1           Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)             The Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(ii)             In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officers’ Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers’ Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)             This paragraph does not limit the effect of paragraph (b) of this Section;

(ii)            The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)           The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes;

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b) and (c) of this Section;

(e)           The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any cost, liability or expense;

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law;

(g)           No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it;

(h)           No bond or surety shall be required with respect to performance of the Trustee’s duties and powers; and

(i)            The paying agent, the registrar and the Authentication Agent shall be entitled to the protections, immunities and standard of care as are set forth in paragraphs (b), (c), (e), (f), (g) and (h) of this Section with respect to the Trustee.

Section 7.2           Rights of Trustee.

(a)           The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)           The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.  No Depository shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depository.  The Trustee shall also have no liability or responsibility for the action or inaction of DTC.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)           The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)           The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a payment default under Sections 6.1(a) or 6.1(b)) unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a default in accordance with Section 11.1.

(i)            The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee, the paying agent and the registrar in each of their capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k)           In no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)            For certain payments made pursuant to this Indenture, the paying agent may be required to make a “reportable payment” or “withholdable payment” and in such cases the paying agent may have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, 24 and 61 of the Code.  The paying agent shall have the sole right to make the determination as to which payments with respect to which it is the withholding agent are “reportable payments” or “withholdable payments” under the Code.  All parties to this Indenture shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the paying agent prior to closing, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect.  The paying agent shall have the right to request from any party to this Indenture, or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the paying agent to satisfy its reporting and withholding obligations under the Code.  To the extent any such forms to be delivered under this Section 7.2(l) are not provided prior to or by the time the related payment is required to be made or are determined by the paying agent to be incomplete and/or inaccurate in any respect, the paying agent shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4, 24 or 61 of the Code, and shall have no obligation to gross up any such payment.

Section 7.3           Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.  However, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign.  Any Agent may do the same with like rights.  The Trustee is also subject to Section 7.9.  Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

Section 7.4           Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its authentication.

Section 7.5           Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Notes and if it is actually known to a Responsible Officer of the Trustee as described in Section 7.2(h), the Trustee shall mail to each Holder notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default.  The Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest on, the Notes.

Section 7.6           Compensation and Indemnity.

The Company shall pay to the Trustee (acting in any capacity hereunder) from time to time such compensation for its services as the Company and the Trustee shall agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it.  Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall fully indemnify the Trustee (acting in any capacity hereunder) or any predecessor Trustee and their agents (including the cost of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person)) against any and all losses, damages, claims, liability, fees, costs or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph in the performance of their duties under this Indenture as Trustee or Agent, including, without limitation, reasonable attorneys’ fees and expenses and court costs incurred in connection with any action, claim or suit brought to enforce the Trustee’s right to compensation, reimbursement or indemnification.  The Trustee shall notify the Company promptly of any claim of which a Responsible Officer has received notice for which it may seek indemnity.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee and any Agent.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director or employee of the Trustee caused by its own negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable order.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on the Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) (or any comparable provisions set forth in a supplemental indenture) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 7.7           Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign by so notifying the Company in writing.  The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal.

The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.9;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a Custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Notes may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.9, any Holder, who has been a Holder for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Promptly after that, the retiring Trustee shall, upon payment of its charges hereunder, transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.6, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail a notice of its succession to each Holder.

Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Company’s obligations under Section 7.6 shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Any resigning or removed Trustee shall have no responsibility or liability for any action or inaction of any successor Trustee.

Section 7.8           Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.9           Eligibility; Disqualification.

This Indenture shall always have a Trustee that is a corporation, national association or other business entity organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, and that is subject to supervision or examination by U.S. federal or state authorities.  The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 7.10         Agents.

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed (including for any applicable value added tax) and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent.  For avoidance of doubt, the provisions of this Article VII (other than Section 7.1(a)) shall be applicable to all Agents whether or not such Agent is an affiliate of the Trustee.

Article VIII.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1           Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.2 or 8.3 be applied to all of its obligations discharged with respect to outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.2           Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.2, each of the Company and the Subsidiary Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from its obligations with respect to all outstanding Notes and related Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture as it relates to such Notes (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4, and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company’s and Subsidiary Guarantors’ obligations with respect to the Notes under Article II, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith and (d) this Article VIII.  Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3.

Section 8.3           Covenant Defeasance.

Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, each of the Company and the Subsidiary Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.4, be released from its obligations under Article IV (other than Sections 4.1, 4.5, 4.7 and 4.18) and Article V with respect to the outstanding Notes and related Note Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and such Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture, such Notes and the related Note Guarantees, if any, shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4, Sections 6.1(c) through 6.1(f) and 6.1(i) shall not constitute Events of Default.

Section 8.4           Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.2 or 8.3 to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of Holders, cash in U.S. Dollars for the Notes, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding Notes;

(b)           in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the IRS a ruling or (B) since the date hereof, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Default or Event of Default shall have occurred and be continuing (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings) on the date of the deposit described in clause (a) above;

(e)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)            the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring Holders over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(g)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.5           Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 in respect of the outstanding Notes subject to a Legal Defeasance or a Covenant Defeasance shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as paying agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company and the Subsidiary Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes subject to a Legal Defeasance or a Covenant Defeasance.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6           Repayment to Company.

Any money deposited with the Trustee or any paying agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Notes subject to a Legal Defeasance or a Covenant Defeasance and remaining unclaimed for two years after such principal, and premium, if any, or interest, if any, have become due and payable, subject to applicable abandoned property law, shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holders of such Notes shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 8.7           Reinstatement.

If the Trustee or paying agent is unable to apply any U.S. Dollars or non-callable Government Securities in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture, the Notes and the related Note Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or paying agent is permitted to apply all such money in accordance with Section 8.2 or 8.3, as the case may be; provided, however, that, if the Company make any payment of principal of, premium, if any, or interest, if any, on any such Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

Article IX.
AMENDMENTS AND WAIVERS

Section 9.1           Without Consent of Holders.

Notwithstanding Section 9.2, without the consent of any Holder, the Company and the Trustee may amend or supplement this Indenture or the Notes:

(a)           to cure any ambiguity, defect or inconsistency,

(b)           to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code),

(c)           to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in the case of a merger or consolidation,

(d)           to make any change that would provide any additional rights or benefits to Holders (including providing for additional Note Guarantees) or that does not adversely affect the legal rights of any such Holder under this Indenture,

(e)           to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture; or

(f)            to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of the notes” section of the Company’s Offering Memorandum dated September 4, 2019, relating to the initial offering of the Notes, to the extent that such provision in that “Description of the notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees, which intent may be evidenced by an Officers’ Certificate delivered to the Trustee to that effect.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

For the avoidance of doubt, no amendment to, or deletion of any of the covenants described in Article IV or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any rights of any Holders to receive payment of principal of or premium, if any, or interest on the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

Section 9.2           With Consent of Holders.

Except as provided in Section 9.1 and Section 9.3, this Indenture and the Notes may be amended or supplemented with the consent of Holders of at least a majority in principal amount of Notes then outstanding affected by the supplemental indenture implementing such amendment or supplement (including consents obtained in connection with a tender offer or exchange offer for Notes), and, subject to Sections 6.8 and 6.12, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of Holders of a majority in principal amount of Notes then outstanding affected by such supplemental indenture implementing such amendment or supplement (including consents obtained in connection with a tender offer or exchange offer for Notes).

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.  After a supplemental indenture or waiver under this Section 9.2 becomes effective, the Company shall deliver to the Holders affected thereby a notice briefly describing the supplemental indenture or waiver.  Any failure by the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

Section 9.3           Limitations.

Without the consent of each affected Holder of the Notes, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a)            reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of any Note in a manner adverse to the Holder of such Note;

(c)            reduce the rate of or change the time for payment of interest on any Note;

(d)           waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any Note (except a rescission of acceleration of the Notes by Holders of at least a majority in aggregate principal amount of Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

(e)            make any Note payable in a currency other than that stated in such Note;

(f)            make any change in the provisions of this Indenture relating to waivers of past Defaults or the legal rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(g)           waive a redemption payment with respect to any Note (other than a payment required by Section 4.16 or 4.17 hereof);

(h)           except pursuant to this Indenture, release any Subsidiary Guarantor from its obligations under its Note Guarantee, or change any Note Guarantee in any manner that would materially adversely affect Holders; or

(i)            make any change in the foregoing amendment and waiver provisions.

It shall not be necessary for the consent of the Holders under this Section 9.3 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.4           [Reserved].

Section 9.5           Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

Any amendment or waiver once effective shall bind every Holder of a Note affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (h) of Section 9.3.  In that case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

Section 9.6           Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated.  The Company in exchange for Notes may issue and the Trustee shall authenticate upon request new Notes that reflect the amendment or waiver.

Section 9.7           Trustee to Sign Amendments; Trustee Protected.

The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 7.1) shall be fully protected in conclusively relying upon, an Opinion of Counsel and Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, complying with the requirements of Sections 10.4 and 10.5, and covering such other matters as the Trustee may reasonably require, including that such supplemental indenture is the legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit a copy of such supplemental indenture or a notice provided by the Company to the Trustee setting forth in general terms the substance of such supplemental indenture, to the Holders affected thereby.  In the case of certificated Notes, such notice shall be sent by mail, first class postage prepaid, to the Holders affected thereby as their names and addresses appear upon the Note Register.  Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Article X.
SATISFACTION AND DISCHARGE

Section 10.1         Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(a)           either:

(i)              all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(ii)             all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Notes, cash in U.S. Dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest on, the Notes to the date of maturity or redemption;

(b)           in respect of clause (a)(ii), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(c)           the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture;

(d)           the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(e)           the Company has delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to the satisfaction and discharge of this Indenture have been satisfied.

Article XI.
MISCELLANEOUS

Section 11.1         Notices.

Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Subsidiary Guarantor:

Iron Mountain Incorporated
One Federal Street
Boston, MA  02110
Telecopier No.:  (617) 350-7881
Attention:  Treasurer

With a copy to:

Sullivan & Worcester LLP
One Post Office Square
Boston, MA  02109
Telecopier No.:  (617) 338-2880
Attention:  William J. Curry, Esq.

If to the Trustee:

Wells Fargo Bank, National Association
150 East 42nd Street, 40th Floor
New York, New York  10017
Attention:  Corporate Trust Services Administrator —
Iron Mountain Incorporated

The Company, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) must reference the Notes and this Indenture and shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the registrar.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company or any Subsidiary Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.2         Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor shall furnish to the Trustee:

(a)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.3         Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.4         Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The registrar or paying agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.5         Legal Holidays.

A “Legal Holiday” is any day that is not a Business Day.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.6         No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, manager, officer, employee, incorporator or stockholder or other equity holder of the Company or any Restricted Subsidiary, as such, shall have any liability for any obligations of the Company or any Restricted Subsidiary under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder, by accepting a Note and the Note Guarantees, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

Section 11.7         Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 11.8         GOVERNING LAWS.

THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Section 11.9         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10       Successors.

All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes and the Note Guarantees shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11       Severability.

In case any provision in this Indenture, the Notes or the Note Guarantees, if any, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12       Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.13       Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Notes (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures such foreign exchange agent appointed by the Company could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, the rate of exchange used shall be the rate at which in accordance with normal banking procedures such foreign exchange agent appointed by the Company could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.  For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

Section 11.14       Waiver of Jury Trial.

EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.15       Submission to Jurisdiction; Venue.

THE COMPANY AND EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY AND EACH SUBSIDIARY GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY SUBSIDIARY GUARANTOR IN ANY OTHER JURISDICTION.

Section 11.16       Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Article XII.
NOTE GUARANTEES

Section 12.1         Note Guarantee.

Each Subsidiary Guarantor that is a signatory hereto and each Subsidiary of the Company that is required to become party to this Indenture as a Subsidiary Guarantor upon execution of a supplemental indenture, hereby jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that:  (i) the principal of and interest on the Notes will be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal of and interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed for whatever reason, each Subsidiary Guarantor will be obligated to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.2.  Each Subsidiary Guarantor agrees that this is a guarantee of payment not a guarantee of collection.

Each Subsidiary Guarantor hereby agrees that its obligations with regard to this Note Guarantee shall be joint and several and unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.  Each Subsidiary Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:  (a) any right to require the Trustee, the Holders or the Company (each, a “Benefited Party”) to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any Benefited Party’s power before proceeding against such Subsidiary Guarantor; (b) the defense of the statute of limitations in any action hereunder or in any action for the collection of any Indebtedness or the performance of any obligation hereby guaranteed; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (d) demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of such Subsidiary Guarantor, the Company, any Benefited Party, any creditor of such Subsidiary Guarantor, the Company or on the part of any other Person whomsoever in connection with any Indebtedness or obligations hereby guaranteed; (e) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against such Subsidiary Guarantor for reimbursement; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (g) any defense arising because of a Benefited Party’s election, in any proceeding instituted under Bankruptcy Law, of the application of 11 U.S.C. Section 1111 (b)(2); or (h) any defense based on any borrowing or grant of a security interest under 11 U.S.C. Section 364.  Each Subsidiary Guarantor hereby covenants that its Note Guarantee will not be discharged except by complete performance of the obligations contained in its Note Guarantee and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Subsidiary Guarantor, or any Custodian acting in relation to either the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, the applicable Note Guarantees, to the extent theretofore discharged, shall be reinstated and be in full force and effect.  Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company or any other obligor on the Notes of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by such Subsidiary Guarantor for the purpose of this Note Guarantee.

Section 12.2         Limitation of Subsidiary Guarantor’s Liability.

Each Subsidiary Guarantor and, by its acceptance hereof, the Trustee and each Holder hereby confirm that it is its intention that the Note Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the obligation of such Subsidiary Guarantor under its Note Guarantee under this Article XII shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or other) liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article XII, result in the obligations of such Subsidiary Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance under said laws.  The Trustee and each Holder by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Subsidiary Guarantor in which concurrent claims are made upon such Subsidiary Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Subsidiary Guarantor in respect of such concurrent claims.

Article XIII.
USA PATRIOT ACT

Section 13.1         USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

[Remainder of Page Left Blank Intentionally; Signature Pages Follow Immediately.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date and year first written above.

IRON MOUNTAIN INCORPORATED

By:	/s/Bao Tran
Name: Bao Tran
Title: Vice President and Treasurer

IRON MOUNTAIN GLOBAL HOLDINGS, INC.
IRON MOUNTAIN INFORMATION MANAGEMENT SERVICES, INC.
IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.
IRON MOUNTAIN SECURE SHREDDING, INC.
IRON MOUNTAIN US HOLDINGS, INC.
NETTLEBED ACQUISITION CORP.
IRON MOUNTAIN INFORMATION MANAGEMENT, LLC
IRON MOUNTAIN GLOBAL LLC
IRON MOUNTAIN DATA CENTERS, LLC
IRON MOUNTAIN DATA CENTERS SERVICES, LLC

By:	/s/Bao Tran
Name: Bao Tran
Title: Vice President and Treasurer

[Signature Page to Senior Indenture (Iron Mountain Incorporated)]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick Giordano
Name: Patrick Giordano
Title: Vice President

[Signature Page to Senior Indenture (Iron Mountain Incorporated)]

EXHIBIT A

[FACE OF GLOBAL NOTE]

4.875% Senior Notes due 2029

ISIN No.:	No. [ ]
144A: US46284VAF85	$[ • ]
Reg S: USU46009AG82

CUSIP No.:
144A: 46284VAF8
Reg S: U46009AG8

IRON MOUNTAIN INCORPORATED

promises to pay to Cede & Co., or registered assigns, the principal sum of [ • ] DOLLARS on September 15, 2029.

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

Dated:  [ • ]

IRON MOUNTAIN INCORPORATED

By:
Name:
Title:

This is one of the Notes
referred to in the within-
mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

4.875% Senior Notes due 2029

THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (i) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6.1 OF THE INDENTURE; AND (ii) THIS GLOBAL NOTE MAY BE DELIVERED IN ACCORDANCE WITH SECTION 2.6.13 OF THE INDENTURE TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.

[Insert 144A Legend and Reg S Legend if applicable pursuant to the Indenture]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) IT IS NOT A PLAN (WHICH TERM IS DEFINED AS (I) EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR ERISA, (II) PLANS, INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE CODE OR TO PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE, OR SIMILAR LAWS, AND (III) ENTITIES THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS,” WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA, OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS), AND IT IS NOT PURCHASING THIS SECURITY (OR ANY INTEREST THEREIN) ON BEHALF OF, OR WITH THE “PLAN ASSETS” OF, ANY PLAN OR (B) THE HOLDER’S PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY (OR ANY INTEREST THEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION UNDER ANY PROVISION OF SIMILAR LAW.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             INTEREST.  Iron Mountain Incorporated, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 4.875% per annum from [ • ] until September 15, 2029.  The Company shall pay interest, semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be March 15, 2020.  The Company shall pay interest (including post-petition interest to the extent allowed in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest to the extent allowed in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             METHOD OF PAYMENT.  The Company will pay principal, premium, if any, and interest on the Notes in U.S. Dollars.  The Company, however, may pay principal, premium, if any, and interest by check payable in such money.  It may mail an interest check to a Holder’s registered address.

3.             PAYING AGENT AND REGISTRAR.  Initially, the paying agent and registrar under the Indenture will be as set forth in Section 2.3 of the Indenture.  The Company may change any paying agent or registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.             INDENTURE.  The Company issued the Notes under a Senior Indenture dated as of September 9, 2019 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and, to the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.            OPTIONAL REDEMPTION.

Prior to September 15, 2024, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the Make-Whole Price, plus accrued and unpaid interest to, but excluding, the applicable redemption date.  On and after September 15, 2024, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the redemption price (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on September 15 of the years indicated below:

Year	Notes Percentage
2024	102.438%
2025	101.609%
2026	100.814%
2027 and thereafter	100.000%

Notwithstanding the foregoing, at any time prior to September 15, 2022, the Company may on any one or more occasions redeem the principal amount of the Notes at a redemption price of 104.875% of the principal amount thereof, plus, in each case, accrued and unpaid interest to, but excluding, the applicable redemption date, with cash in an amount not greater than the net cash proceeds of one or more Qualified Equity Offerings; provided that:  (i) at least 50% of the aggregate principal amount of the Notes (excluding any Additional Notes) issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries); and (ii) the redemption must occur within six months of the date of the closing of any such Qualified Equity Offering.

6.             NOTICE OF REDEMPTION.

Notice of redemption will be delivered at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at such Holder’s address of record.  The Notes in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $1,000 in excess thereof, unless all the Notes held by a Holder are to be redeemed.  In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee (or the registrar, as applicable) in accordance with the Indenture.  On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

If this Note is redeemed subsequent to a record date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the Person in whose name this Note is registered at the close of business on such record date.

7.            MANDATORY REDEMPTION.  Except as set forth in paragraph 8 below, the Company shall not be required to repurchase or to make mandatory redemption payments with respect to the Notes.  There are no sinking fund payments with respect to the Notes.

8.            REPURCHASE AT OPTION OF HOLDER.  This Note is subject to purchase at the option of the Holder upon the circumstances set forth in Sections 4.16 and 4.17 of the Indenture.

9.            DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.            PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

11.            AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture with respect to the Notes or the Notes may be amended or supplemented with the written consent of the Holders of a majority in principal amount of the Notes and any existing default or compliance with any provision of the Indenture with respect to the Notes or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes (including, in each case, Additional Notes, if any).  Without the consent of any Holder of the Notes, the Indenture with respect to the Notes or the Notes may be amended or supplemented to, in addition to other events more fully described in the Indenture, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, provide for the assumption of the Company’s obligations to Holders of the Notes in the case of a merger or consolidation or make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder.

12.            DEFAULTS AND REMEDIES.  An Event of Default with respect to the Notes occurs upon the occurrence of any of the following events:  the default for 30 days in payment when due of interest on the Notes; the default in payment when due of the principal of or premium, if any, on the Notes; the failure by the Company to comply with Section 4.17 of the Indenture; the failure by the Company or any of the Restricted Subsidiaries for 60 days after written notice from the Trustee or Holders of not less than 25% of the aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) to comply with any of its other agreements in the Indenture, Notes or the Note Guarantees; the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been so accelerated (in each case with respect to which the 30-day period described above has passed), equals $200.0 million or more at any time; the failure by the Company or any Restricted Subsidiary to pay final judgments aggregating in excess of $200.0 million, which judgments remain unpaid, undischarged or unstayed for a period of 60 days; certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary; or except as permitted by the Indenture or the Note Guarantees, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or the Company or any Restricted Subsidiary or any Person acting on behalf of the Company or any Restricted Subsidiary shall deny or disaffirm in writing its obligations under its Note Guarantee.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee will be required to give notice to Holders within 90 days after a default of which the Trustee has actual knowledge under the Indenture unless the default has been cured or waived.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest on the Notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Holders unless such Holders have offered the Trustee indemnity or security reasonably acceptable to it against any cost, liability or expense incurred in compliance with such request.  Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:  such Holder has previously given written notice to the Trustee of a continuing Event of Default; Holders of at least 25% in aggregate principal amount of the then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to it against any costs, expenses and liabilities to be incurred in compliance with such request; the Trustee does not comply with such request within 60 days after its receipt of such request and offer of security or indemnity; and during such 60 day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such written request.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all Holders, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes.

13.            NOTE GUARANTEES.  Payment of principal of, premium, if any, and interest (including interest on overdue principal, if any, and interest, if lawful) on the Notes is guaranteed on an unsecured, senior basis by the Subsidiary Guarantors pursuant to Article XII of the Indenture.

14.            TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

15.            NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Note and the related Note Guarantees waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

16.            AUTHENTICATION.  This Note shall not be valid until authenticated by the manual signature of the Trustee or the Authentication Agent.

17.            ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.            ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused ISIN numbers to be printed on the Notes and the Trustee may use ISIN numbers, to be provided by the Company, in notices as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

19.            CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Iron Mountain Incorporated
One Federal Street
Boston, MA  02110
Attention:  Treasurer

ASSIGNMENT FORM

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ______________________________________ to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:  ________________________________________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company or the applicable Restricted Subsidiary pursuant to Section 4.16 or 4.17 of the Indenture, check the box below:

☐       Section 4.16

☐       Section 4.17

If you want to elect to have only part of the Note purchased by the Company or the applicable Restricted Subsidiary pursuant to Section 4.16 or 4.17 of the Indenture, state the amount you elect to have purchased:  $___________

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.:

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or DTC

EXHIBIT B

[FACE OF DEFINITIVE NOTE]

4.875% Senior Notes due 2029

ISIN No.:	No. [ ]
144A: US46284VAF85	$[ • ]
Reg S: USU46009AG82

CUSIP No.:
144A: 46284VAF8
Reg S: U46009AG8

IRON MOUNTAIN INCORPORATED

promises to pay to [ • ] or registered assigns, the principal sum of [ • ] DOLLARS on September 15, 2029.

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

Dated:  [ • ]

IRON MOUNTAIN INCORPORATED

By:
Name:
Title:

This is one of the Notes
referred to in the within-
mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

4.875% Senior Notes due 2029

[Insert 144A Legend and Reg S Legend if applicable pursuant to the Indenture]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) IT IS NOT A PLAN (WHICH TERM IS DEFINED AS (I) EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR ERISA, (II) PLANS, INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE CODE OR TO PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE, OR SIMILAR LAWS, AND (III) ENTITIES THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS,” WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA, OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS), AND IT IS NOT PURCHASING THIS SECURITY (OR ANY INTEREST THEREIN) ON BEHALF OF, OR WITH THE “PLAN ASSETS” OF, ANY PLAN OR (B) THE HOLDER’S PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY (OR ANY INTEREST THEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION UNDER ANY PROVISION OF SIMILAR LAW.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            INTEREST.  Iron Mountain Incorporated, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 4.875% per annum from [ • ] until September 15, 2029.  The Company shall pay interest, semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be March 15, 2020.  The Company shall pay interest (including post-petition interest to the extent allowed in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest to the extent allowed in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.            METHOD OF PAYMENT.  The Company will pay principal, premium, if any, and interest on the Notes in U.S. Dollars.  The Company, however, may pay principal, premium, if any, and interest by check payable in such money.  It may mail an interest check to a Holder’s registered address.

3.            PAYING AGENT AND REGISTRAR.  Initially, the paying agent and registrar under the Indenture will be as set forth in Section 2.3 of the Indenture.  The Company may change any paying agent or registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.            INDENTURE.  The Company issued the Notes under a Senior Indenture dated as of September 9, 2019 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and, to the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.            OPTIONAL REDEMPTION.

Prior to September 15, 2024, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the Make-Whole Price, plus accrued and unpaid interest to, but excluding, the applicable redemption date.  On and after September 15, 2024, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the redemption price (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on September 15 of the years indicated below:

Year	Notes Percentage
2024	102.438%
2025	101.609%
2026	100.814%
2027 and thereafter	100.000%

Notwithstanding the foregoing, at any time prior to September 15, 2022, the Company may on any one or more occasions redeem the principal amount of the Notes at a redemption price of 104.875% of the principal amount thereof, plus, in each case, accrued and unpaid interest to, but excluding, the applicable redemption date, with cash in an amount not greater than the net cash proceeds of one or more Qualified Equity Offerings; provided that:  (i) at least 50% of the aggregate principal amount of the Notes (excluding any Additional Notes) issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries); and (ii) the redemption must occur within six months of the date of the closing of any such Qualified Equity Offering.

6.            NOTICE OF REDEMPTION.

Notice of redemption will be delivered at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at such Holder’s address of record.  The Notes in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $1,000 in excess thereof, unless all the Notes held by a Holder are to be redeemed.  In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee (or the registrar, as applicable) in accordance with the Indenture.  On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

If this Note is redeemed subsequent to a record date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the Person in whose name this Note is registered at the close of business on such record date.

7.            MANDATORY REDEMPTION.  Except as set forth in paragraph 8 below, the Company shall not be required to repurchase or to make mandatory redemption payments with respect to the Notes.  There are no sinking fund payments with respect to the Notes.

8.            REPURCHASE AT OPTION OF HOLDER.  This Note is subject to purchase at the option of the Holder upon the circumstances set forth in Sections 4.16 and 4.17 of the Indenture.

9.            DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.            PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

11.            AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture with respect to the Notes or the Notes may be amended or supplemented with the written consent of the Holders of a majority in principal amount of the Notes and any existing default or compliance with any provision of the Indenture with respect to the Notes or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes (including, in each case, Additional Notes, if any).  Without the consent of any Holder of the Notes, the Indenture with respect to the Notes or the Notes may be amended or supplemented to, in addition to other events more fully described in the Indenture, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, provide for the assumption of the Company’s obligations to Holders of the Notes in the case of a merger or consolidation or make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder.

12.            DEFAULTS AND REMEDIES.  An Event of Default with respect to the Notes occurs upon the occurrence of any of the following events:  the default for 30 days in payment when due of interest on the Notes; the default in payment when due of the principal of or premium, if any, on the Notes; the failure by the Company to comply with Section 4.17 of the Indenture; the failure by the Company or any of the Restricted Subsidiaries for 60 days after written notice from the Trustee or Holders of not less than 25% of the aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) to comply with any of its other agreements in the Indenture, Notes or the Note Guarantees; the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been so accelerated (in each case with respect to which the 30-day period described above has passed), equals $200.0 million or more at any time; the failure by the Company or any Restricted Subsidiary to pay final judgments aggregating in excess of $200.0 million, which judgments remain unpaid, undischarged or unstayed for a period of 60 days; certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary; or except as permitted by the Indenture or the Note Guarantees, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or the Company or any Restricted Subsidiary or any Person acting on behalf of the Company or any Restricted Subsidiary shall deny or disaffirm in writing its obligations under its Note Guarantee.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee will be required to give notice to Holders within 90 days after a default of which the Trustee has actual knowledge under the Indenture unless the default has been cured or waived.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest on the Notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Holders unless such Holders have offered the Trustee indemnity or security reasonably acceptable to it against any cost, liability or expense incurred in compliance with such request.  Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:  such Holder has previously given written notice to the Trustee of a continuing Event of Default; Holders of at least 25% in aggregate principal amount of the then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to it against any costs, expenses and liabilities to be incurred in compliance with such request; the Trustee does not comply with such request within 60 days after its receipt of such request and offer of security or indemnity; and during such 60 day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such written request.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all Holders, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes.

13.            NOTE GUARANTEES.  Payment of principal of, premium, if any, and interest (including interest on overdue principal, if any, and interest, if lawful) on the Notes is guaranteed on an unsecured, senior basis by the Subsidiary Guarantors pursuant to Article XII of the Indenture.

14.            TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

15.            NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Note and the related Note Guarantees waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

16.            AUTHENTICATION.  This Note shall not be valid until authenticated by the manual signature of the Trustee or the Authentication Agent.

17.            ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.            ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused ISIN numbers to be printed on the Notes and the Trustee may use ISIN numbers, to be provided by the Company, in notices as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

19.            CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Iron Mountain Incorporated
One Federal Street
Boston, MA 02110
Attention:  Treasurer

ASSIGNMENT FORM

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ______________________________________ to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company or the applicable Restricted Subsidiary pursuant to Section 4.16 or 4.17 of the Indenture, check the box below:

☐       Section 4.16

☐       Section 4.17

If you want to elect to have only part of the Note purchased by the Company or the applicable Restricted Subsidiary pursuant to Section 4.16 or 4.17 of the Indenture, state the amount you elect to have purchased:  $___________

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.:

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

Wells Fargo Bank, National Association,
as Trustee — DAPS Reorg
MAC N9300 — 070
600 South 4th Street, 7th Floor
Minneapolis, MN  55415
Telephone No.:  (877) 872-4605
Fax No.:  (866) 969-1290
Email:  DAPSReorg@wellsfargo.com

Iron Mountain Incorporated
One Federal Street
Boston, MA  02110
Attention:  Treasurer
Telecopier No.:  (617) 350-7881

Re:          4.875% Senior Notes due 2029 of Iron Mountain Incorporated

Reference is hereby made to the Senior Indenture, dated as of September 9, 2019 (the “Indenture”), among Iron Mountain Incorporated, as issuer (the “Issuer”), the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________________ , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $           in such Note[s] or interests (the “Transfer”), to ____________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.             ☐ Check if Transfer is Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any other jurisdiction.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the 144A Legend printed on the 144A Global Note and/or the 144A Definitive Note and in the Indenture and the Securities Act.

2.             ☐ Check if Transfer is pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (A) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act; and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Regulation S Legend and in the Indenture and the Securities Act.

3.             ☐ Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any other jurisdiction; (ii) the Transferor is not (and during the three months preceding the Transfer was not) an Affiliate of the Issuer or any Subsidiary Guarantor; (iii) at least two years have elapsed since such Transferor (or any previous transferor of such Book-Entry Interest or Definitive Note that was not an Affiliate of the Issuer or any Subsidiary Guarantor) acquired such Book-Entry Interest or Definitive Note from the Issuer or any Subsidiary Guarantor or an Affiliate of the Issuer or any Subsidiary Guarantor, and (iv) the restrictions on transfer contained in the Indenture and the 144A Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or 144A Definitive Note will no longer be subject to the restrictions on transfer enumerated in the 144A Legend printed on the 144A Global Notes and/or the 144A Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Trustee.

[Insert Name of Transferor]

By:
Name:
Title

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a) ☐ a Book-Entry Interest held through DTC Account No. ______, in the:

(i) ☐ 144A Global Note (CUSIP ______, ISIN _______), or

(ii) ☐ Regulation S Global Note (CUSIP ______, ISIN ______); or

(b) ☐ a 144A Definitive Registered Note; or

(c) ☐ a Regulation S Definitive Registered Note.

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐ a Book-Entry Interest through DTC Account No.             , in the:

(i) ☐ 144A Global Note (CUSIP _______, ISIN _______), or

(ii) ☐ Regulation S Global Note (CUSIP ______, ISIN ______); or

(b) ☐ a 144A Definitive Registered Note; or

(c) ☐ a Regulation S Definitive Registered Note; or

(d) ☐ an Unrestricted Definitive Registered Note.

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

Wells Fargo Bank, National Association,
as Trustee — DAPS Reorg
MAC N9300 — 070
600 South 4th Street, 7th Floor
Minneapolis, MN  55415
Telephone No.:  (877) 872-4605
Fax No.:  (866) 969-1290
Email:  DAPSReorg@wellsfargo.com

Iron Mountain Incorporated
One Federal Street
Boston, MA  02110
Attention:  Treasurer
Telecopier No.:  (617) 350-7881

Re:          4.875% Senior Notes due 2029 of Iron Mountain Incorporated

Reference is hereby made to the Senior Indenture, dated as of September 9, 2019 (the “Indenture”), among Iron Mountain Incorporated, as issuer (the “Issuer”), the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________________ , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $           in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Book-Entry Interests in Global Notes to Unrestricted Definitive Notes or 144A Definitive Notes to Book-Entry Interest in Regulation S Global Note.

(a) ☐ Check (i) if Exchange is from Book-Entry Interest in 144A Global Note to Unrestricted Definitive Note or (ii) if Exchange is from 144A Definitive Notes to Book-Entry Interests in the Regulation S Global Note.  In connection with the Exchange of the Owner’s Book-Entry Interest in the 144A Global Note for Unrestricted Definitive Note(s) or with the Exchange of the Owner’s 144A Definitive Notes for Book-Entry Interests in the Regulation S Global Note, in each case, in an equal principal amount, the Owner hereby certifies (i) the Notes are being acquired for the Owner’s own account without transfer, (ii) such Owner is not (and during the three months preceding the Exchange was not) an Affiliate of the Issuer or any Subsidiary Guarantor, (iii) at least two years have elapsed since the Owner (or any previous transferor of such Book-Entry Interest that was not an Affiliate of the Issuer or any Subsidiary Guarantor) acquired the Notes to be exchanged from the Issuer or any Subsidiary Guarantor or an Affiliate of the Issuer, (iv) such Owner is permitted under Rule 144(k) of the Securities Act of 1933, as amended (the “Securities Act”) to sell all such Notes without registration under the Securities Act, (v) the restrictions on transfer contained in the Indenture and the 144A Legend or the Regulation S Legend are not required in order to maintain compliance with the Securities Act and (vi) the Note(s) are being acquired in compliance with all applicable securities laws of any other jurisdiction.

(b) ☐ Check if Exchange is from Book-Entry Interest in the Regulation S Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s Book-Entry Interest in the Regulation S Global Note for Unrestricted Definitive Notes in an equal principal amount, the Owner hereby certifies (i) the Definitive Note(s) are being acquired for the Owner’s own account without transfer, (ii) such Owner acquired such Book-Entry Interest in a transaction complying with Rule 903 or Rule 904 under the Securities Act, (iii) if such Owner acquired such Book-Entry Interest in a transaction complying with Rule 903 under the Securities Act, a period of at least 40 days has elapsed since the commencement of the Distribution Compliance Period (as defined in Regulation S under the Securities Act) with respect to such Book-Entry Interest, (iv) the restrictions on transfer contained in the Indenture and the Regulation S Legend are not required in order to maintain compliance with the Securities Act and (vi) the Unrestricted Definitive Notes are being acquired in compliance with all applicable securities laws of any other jurisdiction.

2.             Exchange of Restricted Definitive Notes or Book-Entry Interest in Global Notes for Restricted Definitive Notes or a Book-Entry Interest in Global Note(s).

[UNLESS THIS BOX IS CHECKED, YOU WILL NOT BE PERMITTED
TO COMPLETE THE EXCHANGE]

(a) ☐ In connection with the Exchange of the Owner’s Book-Entry Interest in the Global Note or Restricted Definitive Notes for Definitive Notes or a Book-Entry Interest in a Global Note with an equal principal amount, the Owner hereby certifies that such Definitive Notes or such Book-Entry Interest is being acquired for the Owner’s own account without transfer.

[CHECK ONLY IF APPLICABLE.]

(b) ☐ In connection with the Exchange, the Owner hereby certifies that it acquired its Regulation S Definitive Notes or Book-Entry Interest in the Regulation S Global Note in a transaction complying with Rule 903 or Rule 904 under the Securities Act.

If you checked box “(b)” you will receive Regulation S Definitive Notes or a Book-Entry Interest in the Regulation S Global Note and, accordingly, such Regulation S Notes bear the Regulation S Legend and will be subject to the restrictions on transfer enumerated therein and in the Indenture and the Securities Act.

If you did not check box “(b)” you will receive 144A Definitive Notes or a Book-Entry Interest in the 144A Global Note and, accordingly, such 144A Notes will bear the 144A Legend and shall be subject to the restrictions on transfer enumerated therein and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Trustee.

Insert Name of Transferor

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF EXCHANGE

1.             The Owner owns and proposes to transfer the following:

[CHECK ONE]

(a) ☐ a Book-Entry Interest held through DTC Account No. ______, in the:

(i) ☐ 144A Global Note (CUSIP _______, ISIN _______), or

(ii) ☐ Regulation S Global Note (CUSIP ______, ISIN ______); or

(b) ☐ a 144A Definitive Registered Note; or

(c) ☐ a Regulation S Definitive Registered Note.

2.             After the Exchange the Owner will hold:

[CHECK ONE]

(a) ☐ a Book-Entry Interest through DTC Account No. __________, in the:

(i) ☐ 144A Global Note (CUSIP _______, ISIN _______), or

(ii) ☐ Regulation S Global Note (CUSIP ______, ISIN ______); or

(b) ☐  a 144A Definitive Registered Note; or

(c) ☐  a Regulation S Definitive Registered Note; or

(d) ☐ an Unrestricted Definitive Registered Note.

D-4